As filed with the Securities and Exchange Commission on March 11, 2015

Registration No. 333-201903

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NANO-TEXTILE LTD.

(Exact name of Registrant as specified in its charter)

Israel	2390	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

3 Lohamei HaGetaot St.

Nahariya, Israel 2244427

Tel: (011) (972) 50-652-1727

(Address and telephone number of Registrant's principal executive offices)

Vcorp Agent Services, Inc.

25 Robert Pitt Drive, Suite 204

Monsey, NY 10952

Tel: (888) 528-2677

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

SRK Kronengold Law Offices

7 Oppenheimer Street

Rabin Science Park

Rehovot, Israel

Telephone No.: (917) 341-9526

Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Ordinary Shares, No Par Value
Shares offered by the Company (Primary Offering)	30,000,000		$0.10	$3,000,000	$348.60
Shares offered by Selling Stockholders	12,544,768	(4)	0.10	$1,254,477	$145.77
Total	42,544,768		0.10	$4,254,477	$494.37

(1)	In the event of a stock split, stock dividend or similar transaction involving our ordinary shares, the number of shares registered shall automatically be increased to cover the additional ordinary shares issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	The offering price has been arbitrarily determined by the Board of Directors.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(4)

Represents ordinary shares of the registrant being registered for resale by the selling stockholders. The amount is comprised of (i) 12,255,732 outstanding ordinary shares, and (ii) 289,036 ordinary shares issuable upon the exercise of options.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MARCH ___, 2015

NANO-TEXTILE LTD.

42,544,768 ORDINARY SHARES

30,000,000 Ordinary Shares at $0.10 Per Share by the Company (Primary Offering)

12,544,768 Ordinary Shares at $0.10 Per Share by the Selling Stockholders

This prospectus relates to our initial public offering of 30,000,000 new ordinary shares at an offering price of $0.10 per share. The offering will commence promptly after the date of this prospectus and close no later than 180 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 180-day offering period. We will pay all expenses incurred in this offering. The ordinary shares are being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust, or similar account.

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We are offering our ordinary shares on a best efforts basis. This means there is no guarantee that we will be able to sell all or any of the shares being offered. We intend to offer the securities through our officers and Directors, who will not be paid any commission or any other form of compensation for such sales.

In addition, the selling stockholders named in this prospectus are offering for resale 12,544,768 ordinary shares.  The selling stockholders have advised us that they will sell the ordinary shares from time to time after this prospectus is declared effective and we have set a fixed offering price for these securities of $0.10 per ordinary share offered through this prospectus unless and until our shares are quoted on the OTC Bulletin Board or equivalent quotation service. Our selling stockholders have advised us that, if our shares are quoted on the OTC Bulletin Board, they will sell the ordinary shares from time to time at prevailing market prices or privately negotiated prices. The shares being offered for resale by the Selling Stockholders represent approximately 15.7% of the Company's current issued and outstanding ordinary shares.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR ORDINARY SHARES WILL ALSO INVOLVE A HIGH DEGREE OF RISK. IN FACT, YOU MAY LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR ORDINARY SHARES.

Prior to this offering, there has been no public market for our ordinary shares and we have not applied for listing or quotation on any public market. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission, the Israel Securities Authority, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel. The information in this prospectus is not complete and may be amended.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

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You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from the information contained in this prospectus.  We are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our ordinary shares occurs.

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until                          (90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY INFORMATION

This summary is a brief overview of the key aspects of the offering and does not contain all of the information you should consider in making your investment decision. It highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 9. All references to "we," "us," "our," "Nano-Textile," "Company," ”Registrant” or similar terms used in this prospectus refer to Nano-Textile Ltd.

Corporate Background

We were incorporated on December 29, 2013 under the laws of the State of Israel under the name T.A.B. Anti-Bacterial Textiles Ltd.  We are focused on the development and production of anti-bacterial textile products.

On September 21, 2014, our shareholders approved a resolution to change our name to Nano-Textile Ltd. Our name change was approved by the Israeli Registrar of Companies on January 15, 2015. In addition, on September 21, 2014, we implemented a forward stock split of the Company’s issued and outstanding ordinary shares at a ratio of 68,818 to one (68,818:1) (the “Forward Split”). Each outstanding ordinary share of the Company, no par value, was split and converted, automatically, without further action, into sixty-eight thousand eight hundred eighteen (68,818) ordinary shares.

All per share amounts and calculations in this Registration Statement and the accompanying financial statements have been calculated to reflect the effects of the Forward Split.

On June 10, 2014, the Company entered into a License Agreement with Bar Ilan Research and Development Ltd., the licensing arm of Bar Ilan University and the owner of certain technology relating to sonochemical coating of textiles with metal oxide nano-particles developed by Professor Aharon Gedanken of Bar Ilan University and for which several patent applications have been filed, PCT/IL2009/000645, titled "Sonochemical coating of textiles with Metal Oxide Nanoparticles for Antimicrobial Fabrics" (EU Nat. phase – appl. No. 09773041.0, filed on January 11, 2011, U.S. Nat. phase – appl. No. 12/997,276, filed on December 10, 2010, and Israel Nat. phase – app. No. 209908, filed on December 9, 2010), and PCT/IL2014/050406, titled "Doped Metal Oxide Nanoparticles of and uses thereof", filed on May 5, 2014, (the "Patent Rights"). Pursuant to the License Agreement, the Company obtained an exclusive license to exploit the Patent Rights in Europe, Asia, South America, and Australia for the production and marketing of bed linen, drapery, upholstery, home textile and/or clothing.

We are a development stage company that has not generated any revenues to date.  We believe we need to raise approximately $1.3 million in order to fully implement our business plan and remain in business for the next twelve months.  We have no financing plans at this time.  Our offices are currently located at 3 Lohamei HaGetaot St., Nahariya, Israel 2244427. Our telephone number is (011) (972) 50-652-1727. We have secured a domain name, www.nano-textile.com, but do not currently have an operating website. Our fiscal year end is December 31.

Any website references (URL’s) in this Registration Statement are inactive textual references only and are not active hyperlinks. The contents of these websites are not part of this prospectus, and you should not consider the contents of these websites in making an investment decision with respect to our ordinary shares.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

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The Offering

Number of shares outstanding before the offering	79,873,732 ordinary shares

Ordinary shares being offered by the Company	30,000,000 ordinary shares

Ordinary shares being offered by the selling stockholders	12,544,768 ordinary shares(1)

Offering price	$0.10 per ordinary share.

Number of shares outstanding after the offering if all the shares are sold	110,162,768 ordinary shares(2)

Our executive officers and Directors currently hold approximately 82% of our shares, and, after the offering, assuming that all of the shares offered in the offering are sold, they will hold approximately 59.5% of our shares. As a result, they will retain control over our direction.

Market for the ordinary shares	There is no public market for our ordinary shares. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with the FINRA to have our ordinary shares quoted on the OTC Bulletin Board or equivalent quotation service. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our ordinary shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds	If we are successful at selling all the shares we are offering in the primary offering, our gross proceeds from this offering will be approximately $3,000,000. We intend to use these proceeds to execute our business plan. See "Use of Proceeds" for a complete description. We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our ordinary shares.

(1) Includes 12,255,732 outstanding ordinary shares and 289,036 ordinary shares that are issuable upon the exercise of options.

(2) Includes the issuance of 289,036 ordinary shares upon the exercise of the options that are included in this Registration Statement.

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Summary Financial Data

The following summary financial information for the period from December 29, 2013 (date of inception) through June 30, 2014, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

December 29, 2013 Through June 30, 2014

Revenues	-
Operating Expenses	$11,971
(Loss) from Operations	$(11,971)
Other Income	1,186
Net (Loss)	$(10,785)
(Loss) Per Ordinary Share	$(0.00015)
Weighted Average Number of Ordinary Shares Outstanding – Basic and Diluted	71,877,534

As of June 30, 2014
Total Assets	$215,583
Total Current Liabilities	$20,000
Shareholders’ Equity	$195,583
Total liabilities and shareholders’ equity	$215,583

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in us. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Lack of Operating History

1.  We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We have incurred net losses of $10,785 for the period from December 29, 2013, (date of inception), through June 30, 2014. We anticipate generating losses for the next 12 months.  Therefore, we may be unable to continue operations in the future as a going concern.  No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in us.

In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain additional necessary funding.  There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

2.  We are a development stage company and may never be able to execute our business plan.

We were incorporated on December 29, 2013.  We currently have no products, customers, or revenues. Although we have obtained rights to certain patent applications, we may not be able to execute our business plan unless and until we are successful in raising additional funds.  We anticipate that we will require additional financing of approximately $1.3 million to fully implement our business plan and to continue our planned activities for approximately the next twelve months. We do not have any current sources of financing to implement our business plan and to remain operational during the next twelve months. Even with this funding, if we do not generate any revenues within the next twelve months, we may require additional financing in order to establish profitable operations.  Even with such additional funding, there is no assurance that we will be profitable.  Moreover, such financing, if required, may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable.  Failure to secure the needed additional financing will have a serious effect on our company's ability to survive.  At this time, there are no anticipated additional sources of funds in place.

3.  Our business plan may be unsuccessful.

The success of our business plan is dependent on our developing, producing, and marketing our anti-bacterial textile products. Our ability to develop and sell our products is unproven, and the lack of operating history makes it difficult to validate our business plan.  Our marketing plan is not currently complete and partly remains to be determined.  In addition, the success of our business plan is dependent upon the market acceptance of our products.  Should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuing as a going concern.

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4.  We have no operating history and have maintained losses since inception, which we expect to continue in the future.

Management believes that the Company needs to raise $1.3 million to fully implement our business plan and to continue our planned activities for approximately 12 months after the offering.  We also expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development, production, and sale of our anti-bacterial textile products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Risks Relating to Our Business

5.  Our officers and Directors have significant voting power and may take actions that may be different from actions sought by our other shareholders.

Our officers and Directors own approximately 82% of our outstanding ordinary shares. These shareholders will be able to exercise significant influence over all matters requiring shareholder approval.  This influence over our affairs might be adverse to the interest of our other shareholders.  In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our ordinary shares.

6.  Since our officers and Directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations.  Presently, our officers and Directors allocate only a portion of their time to the operation of our business.  Since some of our officers and Directors are currently employed full-time elsewhere, they are able to commit to us only up to 10 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

7.  Our officers and Directors are located in Israel.

Since all of our officers and Directors are located in Israel, any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;
•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and
•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;
•	there is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or

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•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Our assets may also be held from time to time outside of the United States. Currently, all of our assets are held outside of the United States.  Since our Directors and executive officers do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

8.   Our officers have no experience in operating an anti-bacterial textile product business.

Since our officers and Directors have no experience in operating an anti-bacterial textile product business or in the development and production of anti-bacterial textile products, our officers and Directors may make inexperienced or uninformed decisions regarding the operation of our business or the development and marketing of our products, which could harm our business and result in our having to suspend or cease operations, which could cause investors to lose their entire investment.

9.   We may not have effective internal controls.

In connection with Section 404 of the Sarbanes-Oxley Act of 2002, we need to assess the adequacy of our internal control, remediate any weaknesses that may be identified, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls.  We may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act.  If the deficiencies are not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the SEC rules under it, we would be unable to conclude that our internal controls over financial reporting are designed and operating effectively, which could adversely affect investor confidence in our internal controls over financial reporting.

Risks Relating to Our Strategy and Industry

10.  Our success depends on independent contractors to manufacture our proposed anti-bacterial textile products.

We intend to outsource the manufacture of anti-bacterial textile products based on the Patent Rights for which we have obtained a license. We will be relying on independent contractors for an integral component of our business. We may not be successful in developing relationships with these independent contractors, nor in properly training them to perform the necessary tasks.  In addition, these third party contractors may not dedicate sufficient resources or give sufficient priority to satisfying our requirements or needs.  There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting qualified third party independent contractors or in negotiating any agreements with them.  If we are unable to enter into relationships with qualified contractors on acceptable commercial terms, we may not be able to produce our products, and our sales may decrease.  In addition, because we will outsource the manufacture of our anti-bacterial textile products, we will not have complete control over the manufacturing process. Any failure to produce our products in a timely and professional manner may damage our reputation and brand, and could cause us to lose customers.

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11.  We depend on market acceptance of our anti-bacterial textile products.  If our products do not gain market acceptance, our ability to compete will be adversely affected.

Our success will depend in large part on our ability to successfully market our antibacterial textile products within the health care industry.  We cannot guarantee that the unique features of our proposed anti-bacterial textile products are enough to effectively capture a significant enough market share to successfully launch and sustain our products. Although we intend to differentiate our proposed products from our competitors, no assurances can be given that we will be able to successfully market our products or achieve consumer acceptance.  Moreover, failure to successfully commercialize our products on a timely and cost-effective basis will have a material adverse effect on our ability to compete in our targeted market.

12.   Failure to meet customers’ expectations could result in losses and negative publicity, which would harm our business.

If our proposed products fail to meet our customers’ expectations, then our revenues may be delayed or lost due to adverse customer reaction.  In addition, negative publicity about us and our products could adversely affect our ability to attract or retain customers.  Furthermore, disappointed customers may initiate claims for damages against us, regardless of our responsibility for their disappointment.

13.  We need to retain individuals with knowledge of the health care industry to support our products and ongoing operations.

The training and development of a team of professionals to supervise the development, production, and sale of our products to the health care industry will place a significant strain on our limited personnel, management, and other resources. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to market and sell our services, which could adversely affect our financial results and impair our growth.

14.   If we cannot build and maintain strong customer loyalty our business may suffer.

As a result of changing consumer preferences, we cannot assure you that our products will achieve customer acceptance, or that it will continue to be popular with consumers for any significant period of time, or that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success is dependent upon our ability to develop anti-bacterial textile products that gain customer acceptance. The failure of our products to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operation.

15. Our products require ECHA approval and our business may be subject to intense governmental regulation and scrutiny.

Our products are subject to regulations which are meant to assure their safety, effectiveness and compliance with applicable laws. Most notably, we must comply with the European Union's (EU) EU's Biocidal Product Regulation (BPR), Regulation (EU) 528/2012), which concerns the placing on the market and use of biocidal products, which are used to protect humans, animals, materials or articles against harmful organisms, like pests or bacteria, by the action of the active substances contained in the biocidal product. All biocidal products require an authorization before they can be placed on the market, and the active substances contained in that biocidal product must be previously approved. Companies have to apply for approval of an active substance by submitting a dossier to the European Chemicals Agency (ECHA). The ECHA's approval of a biocidal product is subject to its validating and evaluating the biocidal product. If we fail to obtain and maintain the required EU clearances and approvals, our ability to sell our products will be harmed.

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16.   We may be unable to protect our licensed intellectual property.

We regard our current and future intellectual property as important to our success, and we rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our products or reverse engineer or obtain and use information that we regard as proprietary. We have been granted a license under two patent applications and we may seek to acquire or license additional patents in the future. We do not know if any patents will be issued with the scope of the claims set forth in the patent applications, if at all, or whether any patents, if issued, will be challenged or invalidated. Thus, we cannot assure you that our intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented, or challenged. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights abroad may not be adequate and competitors may independently develop a similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse affect on our business, financial condition, or results of operations.

17. We may be unable to protect the intellectual property rights of the third parties from whom we license certain of our intellectual property or with whom we have entered into other strategic relationships.

Certain of our intellectual property rights are currently licensed from Bar-Ilan University, and, in the future, we may license other intellectual property from Bar-Ilan University and/or other universities and/or strategic partners. Such third parties may determine not to protect the intellectual property rights that we license from them and we may be unable defend such intellectual property rights on our own or we may have to undertake costly litigation to defend the intellectual property rights of such third parties. There can be no assurances that we will continue to have proprietary rights to any of the intellectual property that we license from such third parties or otherwise have the right to use through similar strategic relationships. Any loss or limitations on use with respect to our right to use such intellectual property licensed from third parties or otherwise obtained from third parties with whom we have entered into strategic relationships could have a material adverse effect on our business, results of operations and financial condition.

18.    We may be unable to anticipate changes in our target market, which may result in decreased demand for our products.

Our success depends in part on our ability to obtain the approval of our anti-bacterial textile products in our target market and to address any challenges to their reliability and effectiveness.  Consumer preferences with regard to anti-bacterial textile products may change from time to time, and our failure to anticipate, identify or react to these changes could result in reduced demand for our products, which would adversely affect our operating results and profitability.

19.  If and when we sell our products, we may be liable for product liability claims and we presently do not maintain product liability insurance.

We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our products. We cannot assure you that when we commence distribution of our products that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our products our liability could exceed our total assets and our ability to pay the liability.

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20.  If a third party asserts that our products infringe upon its proprietary rights, we could be required to redesign our products, pay significant royalties, or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our proposed anti-bacterial textile products violate its intellectual property rights. As the number of manufacturers of products in our market increases we believe that infringement claims will become more common.  Any claims against us, regardless of their merit, could:

•	Be expensive and time-consuming to defend;
•	Result in negative publicity;
•	Force us to stop selling our products;
•	Divert management’s attention and our other resources; or
•	Require us to enter into royalty or licensing agreements in order to obtain the right to continue to manufacture and sell our products, which right may not be available on terms acceptable to us, if at all.

In addition, we believe that any successful challenge to our right to manufacture and sell our products could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus could decrease our revenues and/or result in losses to our business.

21.     Our lack of business diversification could result in the loss of your investment if revenues from our primary products offering decrease.

Currently, our business is focused on the development, production, and sale of anti-bacterial textile products.  We do not have any other lines of business or other sources of revenue if we are unable to successfully implement our business plan.  Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the sale of our products since we do not have any other lines of business or alternative revenue sources.

22.  An unsuccessful material strategic transaction or relationship could result in operating difficulties and other harmful consequences to our business.

In the fourth quarter of 2014, we plan to develop and evaluate a wide array of potential strategic transactions and relationships with third parties in connection with the production and sale of our anti-bacterial textile products. In addition, from time to time, we may engage in discussions regarding potential acquisitions or joint ventures. Any of these transactions could be material to our financial condition and results of operations, and the failure of any of these material relationships and transactions may have a negative financial impact on our business.

Risks related to Operations in Israel

23.  Political, economic and military conditions in Israel and in the Middle East as a whole could negatively impact our business.

Political, economic and military conditions in Israel may have a direct influence on us because our executive officers are located there.  Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors.  A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel.  Any major hostilities involving Israel, acts of terrorism or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations.  We cannot assure you that ongoing hostilities related to Israel such as those exhibited in the Gaza incursion in 2008-2009, in 2012, and in 2014, and the current altercations in connection with the maritime blockade on Gaza will not have a material adverse effect on our business or on our share price.  Several Arab countries still restrict business with Israeli companies and these restrictions may have an adverse impact on our operating results, financial condition or the expansion of our business.  Any on-going or future violence between Israel and the Palestinians, armed conflicts, terrorist activities, tension along the Israeli-Lebanese or the Israeli-Syrian borders, or political instability in the region would likely disrupt international trading activities in Israel and may materially and negatively affect our business conditions and could harm our results of operations.  Certain countries, as well as certain companies and organizations, continue to participate in a boycott of Israeli firms and others doing business with Israel and Israeli companies. Thus, there may be business opportunities in the future from which we will be precluded.  In addition, such boycott policies or practices may change over time and we cannot predict whether certain companies and organizations, will be subject thereto.  The boycott policies or practices directed towards Israel or Israeli businesses could, individually or in the aggregate, have a material adverse affect on our business in the future.

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24. Our operations may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens are obligated to perform one month, and in some cases more, of annual military reserve duty until they reach the age of 45 (or older, for reservists with certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups. Such disruption could materially adversely affect our business, financial condition and results of operations.

25. Because a certain portion of our expenses is incurred in currencies other than the U.S. dollar, our results of operations may be harmed by currency fluctuations and inflation.

Although our reporting and functional currency is the U.S. dollar, we pay a substantial portion of our expenses in New Israeli Shekel (NIS). The revenues we plan on realizing from our operations may be payable in Euros or in other currencies. As a result, we are exposed to the currency fluctuation risks relating to the recording of our revenues in U.S. dollars. For example, if the U.S. dollar weakens against either the NIS or the Euro, our reported revenues in U.S. dollars may be lower than anticipated. We may, in the future, decide to enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of the currencies mentioned above in relation to the U.S. dollar. These measures, however, may not adequately protect us from material adverse effects.

26. Provisions of Israeli law may delay, prevent or otherwise impede a merger with, or an acquisition of, our Company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date that a merger proposal was filed by each merging company with the Israel Registrar of Companies and at least 30 days from the date that the shareholders of both merging companies approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, a full tender offer can only be completed if the acquirer receives at least 95% of the issued share capital; provided that, pursuant to an amendment to the Israeli Companies Law, effective as of May 15, 2011, a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer; except that, if the total votes to reject the tender offer represent less than 2% of our issued and outstanding share capital, in the aggregate, approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer), and the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition (unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights).

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Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no actual disposition of the shares has occurred. These and other similar provisions could delay, prevent or impede an acquisition of us or our merger with another company, even if such an acquisition or merger would be beneficial to us or to our shareholders.

27. Your rights and responsibilities as a shareholder will be governed by Israeli law which may differ in some respects from the rights and responsibilities of shareholders of U.S. companies.

We are incorporated under Israeli law. The rights and responsibilities of the holders of our ordinary shares and are governed by our Articles of Association and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S.-based corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith toward the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and interested party transactions requiring shareholder approval. In addition, a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the implications of these provisions that govern shareholders’ actions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our ordinary shares that are not typically imposed on shareholders of U.S. corporations.

Risks Relating to this Offering

28. As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain disclosure and corporate governance standards applicable to U.S. issuers. This may be less favorable to holders of our common shares.

As a foreign private issuer, we are not subject to the same disclosure and procedural requirements as domestic U.S. registrants under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For instance, we are not required to prepare and file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, we are not subject to the proxy requirements under Section 14 of the Exchange Act, and we are not generally required to comply with Regulation FD, which restricts the selective disclosure of material nonpublic information. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act. We do, however, intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available to our shareholders quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. We will lose our foreign private issuer status if we fail to meet the requirements under U.S. securities laws necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to prepare and report our consolidated financial statements in accordance with generally accepted accounting principles in the United States, rather than IFRS, and that transition would involve significant cost and time. We would also be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We may also be required to modify certain of our policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements that are available to foreign private issuers.

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29. We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the requirement of Section 404(b) of the Sarbanes-Oxley Act that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting. We cannot predict if investors will find our ordinary shares less attractive because we will rely on these exemptions. If some investors find our ordinary shares less attractive, there may be a less active trading market for our ordinary shares and our share price may be more volatile. We could be an emerging growth company for up to five years.

30.  NASD sales practice requirements may limit a shareholder’s ability to buy and sell our ordinary shares.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our ordinary shares, which may have the effect of reducing the level of trading activity in our ordinary shares. As a result, fewer broker-dealers may be willing to make a market in our ordinary shares, reducing a shareholder's ability to resell our ordinary shares.

31. The primary offering shares are being offered directly by us without any minimum number of shares necessary to be sold. Accordingly, there is no guarantee that we will be successful at raising sufficient funds from the proceeds of this offering to execute our business plan.

There is no assurance that we will be successful in raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives, and there will be a greater likelihood that investors will lose their entire investment because of the lack of sufficient funding.  In addition, given our expected offering expenses, we must sell approximately 2.2% of the securities being offered to avoid losing money in this offering.

32.  There is no public market for the securities and even if a market is created, the market price of our ordinary shares will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, our ordinary shares will be eligible for quotation on the OTC Bulletin Board.  If, for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of our ordinary shares may have difficulty selling their securities should they desire to do so and purchasers of our ordinary shares may lose their entire investment if they are unable to sell our securities.

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33.  The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of our ordinary shares was determined by us arbitrarily.  The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for our ordinary shares in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

34.  State securities laws may limit secondary trading, which may restrict the states in which you may sell the shares offered by this prospectus.

If you purchase our ordinary shares sold in this offering, you may not be able to resell the shares in any state unless and until the shares are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. Thirty-nine states and the District of Colombia have what is commonly referred to as a “manual exemption” for secondary trading of securities, such as those to be resold by the selling stockholders under this registration statement. In these states, so long as the issuer obtains and maintains a listing in nationally recognized securities manual such as Fitch's, Mergent, Inc.'s or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities effected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states are: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island.

We currently do not intend to register or qualify our stock in any state or seek coverage in one of the recognized securities manuals. Because the ordinary shares registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Nevertheless, we do intend to file a Form 8-A promptly after this registration statement becomes effective, thereby subjecting our stock registered hereunder to registration under Section 12 of the Securities Exchange Act of 1934. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

In addition, at this time we do not know in which states, if any, we will be selling the offered securities or whether our securities will be registered or exempt from registration under the laws of such state.  Our officers and directors reside outside of the United States, and initially they intend to sell the offered securities to foreign investors.  Should they be unsuccessful in selling all of the offered securities to foreign investors, they may seek to locate investors in the United States, in which case, we will then address all applicable state law registration requirements.  In addition, in connection with our intent to have our securities listed on the OTCBB, a determination regarding state law registration requirements will be made in conjunction with those market makers, if any, who agree to serve as market makers for our ordinary shares.  We have not yet applied to have our securities registered in any state, and we will not do so until we receive expressions of interest from investors resident in specific states after they have reviewed our Registration Statement.  We will comply with the relevant blue-sky laws of any state in which we decide to sell our securities.

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35.  Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock   regulations, which may limit a shareholder's ability to buy and sell our ordinary shares.

If a trading market does develop for our ordinary shares, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our ordinary shares.

36.  Should our ordinary shares become listed on the OTC Bulletin Board or an equivalent quotation service, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Companies trading on the Over-The-Counter Bulletin Board, which we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. Currently, we have sufficient resources to comply with our future reporting requirements. However, the lack of resources to prepare and file our reports, including the inability to pay our auditor, could result in our failure to remain current on our reporting requirements, which could result in our being removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.  In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

37.  We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our ordinary shares.

We have never paid cash dividends on our ordinary shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our ordinary shares will depend on earnings, financial condition and other business and economic factors affecting it at such time, as the board of directors may consider relevant.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Description of Business section beginning on page 36, the Management's Discussion and Analysis of Financial Condition or Plan of Operation section beginning on page 31, as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with International Financial Reporting Standards (IFRS).

USE OF PROCEEDS

Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $65,000 for legal, accounting, printing, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. We may not be successful in selling any or all of the securities offered hereby. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. We must sell at least 2.2% of the shares being offered to avoid losing money in this offering.

We expect to use any proceeds received from the primary offering for general corporate purposes, including working capital needs set forth in our plan of operation as described below in Management’s Discussion and Analysis or Plan of Operation. Our officers and Directors will not receive any compensation for their efforts in selling our shares. Our management will have broad discretion in the application of the net proceeds of this offering. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds received from this offering temporarily until we use them for general corporate purposes.

We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

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Percent of Net Proceeds Received

	10%	45%	60%	80%	100%
Shares Sold	3,000,000	13,500,000	18,000,000	24,000,000	30,000,000
Gross Proceeds	$300,000	$1,350,000	$1,800,000	$2,400,000	$3,000,000
Less Offering Expenses	$(65,000)	$(65,000)	$(65,000)	$(65,000)	$(65,000)
Net Offering Proceeds	$235,000	$1,285,000	$1,735,000	$2,335,000	$2,935,000

The use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	10%	45%	60%	80%	100%
General Working Capital (including G&A Expenses)	$120,000	200,000	300,000	400,000	700,000
Product Development	$5,000	5,000	5,000	10,000	10,000
Regulatory Compliance	$60,000	60,000	60,000	60,000	60,000
Development of Production Line	$0	750,000	750,000	750,000	750,000
Pre-Marketing and Collaboration Efforts	$0	20,000	20,000	50,000	50,000
Marketing and Sales Activities	$0	150,000	400,000	500,000	600,000
Development of Distribution Channels	$0	30,000	80,000	300,000	400,000
Research and Development	$0	5,000	55,000	200,000	300,000
Miscellaneous*	$10,000	25,000	25,000	25,000	25,000
SEC reporting, legal, accounting, auditing, & transfer agent fees	$40,000	40,000	40,000	40,000	40,000
Total	$235,000	1,285,000	1,735,000	2,335,000	2,935,000

*While not all elements of the Miscellaneous category of expenditures have been defined or identified by us, we have budgeted this extra allowance to cover such items as: (i) equipment purchases (e.g. computers to be used by our staff), (ii) software licenses and/or customized programming solutions to enhance our website, and (iii) travel which may be required by our officers and Directors.

Our offering expenses are comprised of legal and accounting expenses, printing fees, and transfer agent fees related to the offering.  Our Officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. Our Company estimates that we will need approximately $40,000 per year to cover expenses for public reporting, legal fees, accounting, auditing, and transfer agent fees. In addition, the Company recognizes that if it does not raise net proceeds of at least $65,000 in this offering it will have lost money by engaging in this offering. We estimate that we need to raise approximately $1,300,000 in net proceeds to fully implement our business plan and stay in business for at least twelve months. While the existing liabilities on our balance sheet include $65,000 in deferred offering costs, the deferred offering costs will be paid out of the gross proceeds from the offering.   The net proceeds from the offering will not be used to pay the deferred offering costs.

In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

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We will not receive any proceeds from the sale of ordinary shares by the selling stockholders pursuant to this prospectus. Please read the “Selling Stockholders” section for a list of the persons that will receive proceeds from the sale of ordinary shares owned by them pursuant to this prospectus.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our ordinary shares. The price of the shares we are offering was arbitrarily determined at $0.10 per share. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this stage of our development.

Because we have not generated any revenues to date, the price of our ordinary shares is not based on past earnings and bears no relationship whatsoever to our business plan, assets, earnings, book value, price paid for our shares, or any other objective criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate. No valuation or appraisal has been prepared for our business and potential business expansion.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of June 30, 2014, was $3,074,791 or $0.0283 per share. Historical net tangible book value per ordinary share is equal to our total tangible assets less total liabilities, divided by the number of ordinary shares outstanding as of June 30, 2014, as adjusted to give effect to the receipt of net proceeds from the sale of 30,000,000 ordinary shares for $2,935,000, which represents net proceeds after deducting estimated offering expenses of $65,000. This represents an immediate increase of $0.0266 per share to existing stockholders and an immediate and substantial dilution of $0. 0695 per share, or approximately 71% to new investors purchasing our securities in our primary offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in our primary offering and the pro forma net tangible book value per ordinary share immediately following this offering.

The following table sets forth as of June 30, 2014, the number of ordinary shares purchased from us and the total consideration paid by our existing stockholders and by new investors in our primary offering if new investors purchase all of the shares being offered in this offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.10 per ordinary share.

	Shares
	Number	Percent	Amount

Existing Stockholders	78,486,929	72.35%	$227,000
New Investors	30,000,000	27.65%	$3,000,000
Total	108,486,929	100.00%	$3,227,000

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PLAN OF DISTRIBUTION

There is No Current Market for Our Ordinary Shares

There is no current market for our securities. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

Our ordinary shares are not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board or an equivalent quotation service. We do not yet have a market maker who has agreed to file such application. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved. Our ordinary shares will be offered at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter will be sold at prevailing market prices or privately negotiated prices. Once our shares are quoted on the OTC Bulletin Board or equivalent quotation service, the primary offering and selling stockholder offering may be conducted at different prices. For example, if the market price is less than the offering price in the registration statement, a potential investor would have the option to purchase our ordinary shares from a selling shareholder at the market price instead of directly from us at the offering price.

The OTC Bulletin Board is maintained by FINRA. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-9 and Rule 3a(51)-(1), "penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers prior to a transaction in a penny stock not otherwise exempt from those rules. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock. The compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Primary Offering will be Sold by Our Officers and Directors

We are offering up to a total of 30,000,000 ordinary shares. The offering price is $0.10 per share. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 30,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

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We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust, or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we may try to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful in raising additional funds, we may have to suspend or cease operations.

We will sell the shares in this offering through our officers and Directors. The officers and Directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and Directors satisfy the requirements of Rule 3(a)4-1 in that:

1.	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
2.	None of such persons is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	None of such persons is, at the time of his participation, an associated person of a broker-dealer; and
4.	All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering may be used to pay the salaries, if any, of our officers.

As our officers and Directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the Registrant and its officers and Directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and Directors from bidding for or purchasing any ordinary shares or attempting to induce any other person to purchase any ordinary shares, until the distribution of our securities pursuant to this offering has ended.

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We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in our primary offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Nano-Textile Ltd."

Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available for our use to further the development and business of the Company.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Shares Offered by the Selling Stockholders

The selling stockholders will be offering 12,544,768 ordinary shares for resale at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board or an equivalent quotation service, and thereafter will be sold at prevailing market prices or privately negotiated prices.

The selling stockholders may, from time to time, sell all or a portion of the ordinary shares on any market upon which the ordinary shares may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Moreover, the ordinary shares being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale. Once our shares are quoted on the OTC Bulletin Board or equivalent quotation service, the primary offering and selling stockholder offering may be conducted at different prices. For example, if the market price is less than the offering price in the registration statement, a potential investor would have the option to purchase our ordinary shares from a selling shareholder at the market price instead of directly from us at the offering price.

In the event of the transfer by any of the selling stockholders of its ordinary shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

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In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the ordinary shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold ordinary shares at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire ordinary shares as principal may thereafter resell the ordinary shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the ordinary shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge ordinary shares pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged ordinary shares from time to time. Upon a sale of the ordinary shares, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of ordinary shares involved, the price at which the ordinary shares are to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the ordinary shares.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the ordinary shares will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any ordinary shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Blue Sky Restrictions on Resale

If a selling stockholder wants to sell ordinary shares under this registration statement in the United States, the selling stockholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling stockholder will be able to advise a selling stockholder in which states, if any, our ordinary shares are exempt from registration for secondary sales.

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Any person who purchases ordinary shares from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling stockholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will be able to rely on an exemption therefrom.

THE SELLING STOCKHOLDERS

The selling shareholders named in this prospectus are offering for resale 12,544,768 ordinary shares through this prospectus.  The selling stockholders are non-U.S. persons who, except as described in the footnotes to the table below, acquired their ordinary shares offered through this prospectus from us in a series of private placement transactions that occurred from March 2014 through July 2014 at a price per share (post-Forward Split) ranging from $0.02 per share to $0.0285 per share, and for an aggregate investment in the Company of $236,073. The private placement transactions were under Regulation S, thus exempting them from the registration requirements of the United States Securities Act of 1933.

The following table provides as of December 1, 2014, information regarding the beneficial ownership of our ordinary shares held by each of the selling stockholders, including:

1.	The number of shares beneficially owned by each prior to this offering;

2.	The total number of shares that are to be offered by each;

3.	The total number of shares that will be beneficially owned by each upon completion of the offering; and

4.	The percentage owned by each upon completion of the offering.

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	Beneficial Ownership Before Offering(1)					Beneficial Ownership After Offering(1)
Name of Selling Stockholder(1)	Number of Shares		Percent(2)	Number of Shares Being Offered		Number of Shares	Percent(2)

David Biniashvili(3)	3,234,446		4.04%	1,200,000		2,034,446	2.54%

Meir Sharvit	1,376,360		1.72%	1,376,360		0	0%

Odelia Mizrahi	2,202,176		2.75%	2,202,176		0	0%

Moshe Rothchild	688,180		0.86%	688,180		0	0%

Shmuel Assis	619,362		0.77%	619,362		0	0%

Nani Shasha	619,362		0.77%	619,362		0	0%

Yossi Dadush	550,544		0.69%	550,544		0	0%

Victor Bukrat	550,544		0.69%	550,544		0	0%

Ran Shmueli	412,908		0.52%	412,908		0	0%

Shoshana Levitan	206,454		0.26%	206,454		0	0%

Benny Levitan	206,454		0.26%	206,454		0	0%

Ori Krauza	344,090		0.43%	344,090		0	0%

Itamar Nachmani	275,272		0.34%	275,272		0	0%

Luc Klaitman	275,272		0.34%	275,272		0	0%

Yinon Bargil	275,272		0.34%	275,272		0	0%

Ehud Bak	275,272		0.34%	275,272		0	0%

Yaacov Ariel	275,272		0.34%	275,272		0	0%

Noam Bahar	275,272		0.34%	275,272		0	0%

Idan Abramovitz	275,272		0.34%	275,272		0	0%

David Lev	206,454		0.26%	206,454		0	0%

Offir-Haim Harari	20,000		0.025%	20,000		0	0%

Moise Peretz	20,000		0.025%	20,000		0	0%

Guy Hazan(4)	682,589		0.85%	682,589		0	0%

Tsvi Netser(5)	137,636		0.17%	137,636		0	0%

Ori Alperovitz(6)	285,715		0.36%	285,715		0	0%

Danny Zadok(7)	289,036		0.36%	289,036		0	0%

TOTAL	14,579,214	(8)	18.25%	12,544,768	(9)	2,034,446	2.54%

(1)	The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling stockholders purchases additional ordinary shares, and assumes that all shares offered by the selling stockholders are sold.
(2)	Applicable percentage of ownership is based on 79,873,732 ordinary shares outstanding as of December 1, 2014.

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(3)	Mr. Biniashvili provides the Company with legal and business consulting services. Mr. Biniashvili acquired his shares from Mr. Meir Elishkov in consideration for legal and business consulting services provided to Mr. Elishkov.
(4)	Mr. Hazan received his shares in consideration for business development services provided to the Company.
(5)	Mr. Netser received his shares in consideration for legal services provided to the Company.
(6)	Mr. Alperovitz is the Company's former Chief Executive Officer. Mr. Alperovitz received his shares as part of his employment compensation.
(7)	Consists of 289,036 stock options to purchase 289,036 ordinary shares at an exercise price of $0.026 per share. Mr. Zadok received options in consideration for business development services provided to the Company.
(8)	Includes 14,290,178 outstanding ordinary shares and 289,036 ordinary shares issuable upon the exercise of options to purchase ordinary shares.
(9)	Includes 12,255,732 outstanding ordinary shares and 289,036 ordinary shares issuable upon the exercise of options to purchase ordinary shares.

Except as disclosed above, none of the selling shareholders:

(i)	has had a material relationship with us or any of our affiliates other than as a shareholder at any time within the past three years; nor

(ii)	has ever been one of our officers or Directors.

DIVIDEND POLICY

We have not declared or paid any dividend since inception on our common stock. We do not anticipate that we will declare or pay dividends in the foreseeable future on our ordinary shares.

CAPITALIZATION

The following table sets forth our consolidated capitalization as determined in accordance with IFRS as of June 30, 2014. This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2014
	(NIS)	(U.S.$)

Long-term liabilities:	-	-

Shareholders’ equity:
Share capital	1,141	327
Share Premium	642,540	206,041
Capital reserve
Warrants
Treasury shares at cost
Accumulated deficit	(41,569)	(10,785)
Non-controlling interests
Total shareholder’s equity	602,112	195,583

Total capitalization (long-term liabilities and equity)	602,112	195,583

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MARKET FOR ORDINARY SHARES AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for our ordinary shares.

We have issued 79,873,732 ordinary shares since our inception in December 29, 2013, all of which are restricted shares. See "Certain Relationships and Related Transactions" and "Recent Sales of Unregistered Securities" below regarding these shares. There are 289,036 outstanding options that are convertible into ordinary shares.

Holders

We had 27 holders of record for our ordinary shares as of January 25, 2015. None of our record holders reside in the United States and none of our outstanding stock is currently held in the United States.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has not adopted an equity compensation plan.

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PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 9 of this prospectus.   All forward-looking statements speak only as of the date on which they are made. Events may occur or circumstances may change after the date on which these forward-looking statements are made which   could cause actual results to differ materially from those in these forward-looking statements.

Overview

We are a development stage company that has commenced organizational activities but has no revenues from our business operations.  Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we are in a position to market our products to prospective customers. Accordingly, we must raise cash in order to implement our marketing plan.

In our management’s opinion, there is a market for reasonably priced anti-bacterial textile products.

On June 10, 2014, the Company entered into a License Agreement with Bar Ilan Research and Development Company Ltd. ("BIRAD"), the licensing arm of Bar Ilan University and the owner of certain technology relating to sonochemical coating of textiles with metal oxide nano-particles developed by Professor Aharon Gedanken of Bar Ilan University and for which several patent applications have been filed, PCT no.: PCT/IL2009/000645, titled "Sonochemical Coating of Textiles with Metal Oxide Nanoparticles for Antimicrobial Fabrics" (EU Nat. phase – appl. No. 09773041.0, filed on January 11, 2011, U.S. Nat. phase – appl. No. 12/997,276, filed on December 10, 2010, and Israel Nat. phase – app. No. 209908, filed on December 9, 2010), and PCT/IL2014/050406, titled "Doped Metal Oxide Nanoparticles of and uses thereof", filed on May 5, 2014, (the "Patent Rights"). Pursuant to the License Agreement, the Company obtained an exclusive license to develop, manufacture, use, offer for sale, and sell in Europe, Asia, South America, and Australia bed linen, drapery, upholstery, home textile and/or clothing produced through exploitation of the Patent Rights.

We believe that we will need to raise $1.3 million in order to allow us to fully implement our business plan and remain in business for twelve months. If we are unable to finance our business plan, we may have to curtail our activities. If we raise the necessary funds, but are unable to generate revenues within twelve months of the effectiveness of this Registration Statement for any reason, or if we are unable to make a reasonable profit within twelve months of the effectiveness of this Registration Statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash. We may seek to obtain additional funds through a second public offering, private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.  Our marketing plan is not currently complete and partly remains to be determined.

Plan of Operation

Our specific goal is to become a leading provider of anti-bacterial textile products. Assuming we raise the additional funds necessary for us to implement our business plan, our plan of operation is as follows:

We initially intend to focus on the following activities:

●	Finalize product development.
●	Develop a roll-to-toll machine of industrial scale.
●	Build and assemble a production line for the manufacture of our anti-bacterial textiles.

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●	Apply for European (CE) regulatory approval.
●	Develop Distribution channels
●	Initiate collaborations with hospitals.
●	Engage in marketing activities.

The funds raised in this offering will be used for these activities, as well as for research and development activities.

Expenditures

The table in the section entitled "Use of Proceeds" above shows the intended net proceeds from this offering that we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

We hope to sell all of the shares offered in this offering, but we believe that we would be able to execute our business plan if we sell 45% of the shares offered.  We will be unable to execute our plan of operation as detailed in this section if we sell less than 45% of the shares offered in this offering.   We must sell at least 2.2% of the shares being offered to avoid losing money in this offering.

Sale of 10% of Shares Offered in this Offering: If we receive gross proceeds of $300,000, we will have $235,000 available following payment of the costs related to this offering, which will not be sufficient to implement our plan of operation as detailed in this section. We would need to raise additional funds to finance our operations and execute our business plan.

Sale of 45% of Shares Offered in this Offering: If we receive gross proceeds of $1,350,000, we will have $1,285,000 available following payment of the costs related to this offering, which we estimate will be sufficient to implement our plan of operation as detailed in this section and remain in business for twelve months; however, we will need to engage in marketing and sales activities at a reduced level and to defer the development of distribution channels and our planned research and development activities until after we raise additional funds. In addition, we will need to raise additional funds to finance the Company's operations until the Company is able to generate revenues from the sale of its products.

Sale of 60% of Shares Offered in this Offering: If we receive gross proceeds of $1,800,000, we will have $1,735,000 available following payment of the costs related to this offering, and while we will be able to implement most of our planned activities as detailed in this section, we will have to limit our spending on research and development activities, the development of distribution channels, and on collaboration efforts.

Sale of 80% of Shares Offered in this Offering: If we receive gross proceeds of $2,400,000, we will have $2,335,000 available following payment of the costs related to this offering, and we expect to be able to complete practically all of our planned activities. However, we will have to spend a little less money on marketing and sales activities, research and development activities, and on the development of distribution channels.

Sale of 100% of Shares Offered in this Offering: If we receive gross proceeds of $3,000,000, we will have $2,935,000 available following payment of the costs related to this offering, and we will be able to fully implement our plan of operation as detailed in this section.

Milestones

Outlined below is a chronological itemization of the milestones that we hope to achieve over the next twelve months, assuming we sell 100% of the shares offered in this offering.  If we sell less than 45% of the shares offered in this offering, we will be unable to use the proceeds to complete any of the milestones detailed below.  If we are able to sell 45% of the shares offered in this offering, we hope to be able to complete the milestones set forth below, including the initial milestone set forth in our License Agreement with BIRAD (discussed in the "Description of Business" section below), but we will not be able engage in extensive Pre-Marketing and Collaboration Efforts, nor develop Distribution Channels.  If we are able to sell 80% of the shares offered in this offering, we hope to be able to complete most all of the milestones; however, we will have less money to spend on advertising and marketing and research and development.  In the event we do not sell at least 45% of the shares offered, we will have to defer working towards the achievement of the remaining milestones until after we are able to raise additional working capital.

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First Quarter –

During the first three-month period, we hope to perform the following:

●	Set-up our website
●	Enter into an agreement to develop a production line
●	Prepare for ECHA audit
●	Enter into agreements with fabric manufacturers
●	Enter into agreements with distributors

Second Quarter –

During the second three-month period, we hope to achieve the following:

●	Establish a distribution network
●	Prepare for ECHA audit
●	Initiate marketing and advertising activities
●	Attend trade shows and conferences
●	Search for and hire marketing personnel

Third Quarter –

During the third three-month period, we hope to perform the following:

●	Research and development activities for our proposed new products
●	Undergo ECHA audit
●	Attend trade shows and conferences
●	Engage in advertising in scientific journals and targeted advertising
●	Develop a roll-to-toll machine of industrial scale
●	Production line testing

Fourth Quarter –

During the fourth three-month period, we hope to perform the following:

●	Upgrade and improve our product
●	Hire sales personal
●	Research and development activities for our proposed new products
●	Obtain orders and manufacture product

Outsourced Contractors

Our technology is applicable to all textiles that are used in hospitals today, ranging from uniforms for the medical staff, patients gowns, bedding, pajamas, towels, curtains, and like. At this time, we do not intend to establish our own manufacturing facility for our anti-bacterial textile products. Rather, we plan to outsource the production of our products to subcontractors, sewing workshops, and strategic partners. Our unique production process involves the coating of the fabric, and does not involve either sewing or weaving, which will be performed by contractors according to market needs and the extent of demand for the various products. We intend to reduce current expenditures to a minimal level, and to focus on the marketing and commercialization of various applications.

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In the first stage, we plan to produce anti-bacterial fabric rolls for sale to textile firms around the world, which would then produce various kinds of anti-bacterial textile end-products under their own brand names for sale to end-user customers. To accomplish this goal, we intend to complete the set-up of a full-scale outsourced commercial production line for the production of our anti-bacterial fabrics. We plan to work with a subcontractor to build a Sono-Reactor production machine in a working width of 1.5 meters that is fit for industrial scale production. So far a smaller machine has been built under the research program coordinated by Prof. Gedanken that demonstrates the feasibility of the production process, which machine is capable of working with rolls of widths of 30-40 cm only. To produce commercial width fabrics, we will need to create a production line that has the ability to work with rolls of widths of 1.5 meters. In parallel with the establishment of a production line, we will enter into negotiations with existing textile firms and other relevant enterprises in the textile industry for the sale of our anti-bacterial fabric rolls to them, and they will then produce a line of anti-bacterial textile products, including medical uniforms, hospital gowns, linen, and other textile products, for sale to the health care industry.

In the second stage, we will assess the feasibility of establishing production points according to geographic location and the nature of the agreements signed with strategic partners in the textile industry, and of establishing partnerships for the production of anti-bacterial fabrics under our own brand names.

We estimate that the profits to be realized from the sale of anti-bacterial fabric rolls to textile producers will be lower than the profits to be realized from the sale of final anti-bacterial textile products (such as clothing and bedding) directly to end-users, but the first approach will allow us to create a real presence in the industry and generate sales as quickly as possible, which we anticipate will help both to generate working capital for the Company's activities, and to create a significant presence in the relevant markets.

In later stages, we believe that our anti-bacterial textile products may be produced and sold to other markets, such as hotels, nursing homes, and other institutions, as well as to private consumers.

We estimate that at the end of the first 18 months of activity, we will be able to complete the establishment of an outsourced production line, and begin to produce anti-bacterial fabric rolls for the production of products to be sold to hospitals in Europe, Asia, South America, and Australia.

Distribution

For the distribution of our products around the world, we will explore arrangements with distributors and authorized vendors that are active in the medical textiles field, according to marketing targets. The nature of communications with institutional buyers in general, and hospitals in particular, usually requires knowledge of the sales personal within the local system, and we estimate that at this stage the use of outsourced marketing resources will yield results more quickly and efficiently than hiring in-house personnel and creating our own marketing team.

We intend to grant distribution rights on a country/regional basis to a selected number of selected distributers with proven track records, and on a minimum annual ordering requirements basis.

Activities to Date

We were incorporated under the laws of the State of Israel on December 29, 2013. We are a development stage company. From our inception to date, we have not generated any revenues, and our activities have been limited to (i) organizational, start-up, and capital formation activities; (ii) purchase of an exclusive license from BIRAD, and (iii) development of a business plan. We currently have one employee, our CEO, and one consultant, our CFO. To date we have conducted certain preliminary market research using publicly available resources regarding the health care market.  We have also conducted preliminary market research of competing product providers in our target markets.   Our marketing plan is not currently complete and partly remains to be determined.

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Results of Operations

During the period from December 29, 2013 (date of inception) through June 30, 2014, we incurred a net loss of $10,785. This loss consisted primarily of incorporation costs and administrative expenses. Since inception, we have sold 79,873,732 ordinary shares.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment, other than the equipment necessary for our first production line, which we estimate to cost approximately $750,000. Subject to raising sufficient funds in the offering, we plan to acquire the equipment necessary for our first production line in approximately eight months.

Liquidity and Capital Resources

Our balance sheet as of June 30, 2014, reflects assets of $215,583. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

We anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. At the present time, we have not made any arrangements to raise additional cash.  We may seek to obtain additional funds through a second public offering, private placement of securities, or loans.  Other than as described in this paragraph, we have no other financing plans at this time.  There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

JOBS Act

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act.

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We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, our common shares held by non-affiliates have a market value in excess of $700 million, or we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was incorporated on December 29, 2013. On June 10, 2014 we entered into a license agreement with BIRAD for an exclusive license to develop, manufacture, use, offer for sale, and sell in Europe, Asia, South America, and Australia bed linen, drapery, upholstery, home textile and/or clothing produced through exploitation of the Patent Rights.

We have commenced organizational activities, primarily focused on planning the development, production, and sale of anti-bacterial textile products to hospitals. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

Corporate History

On September 21, 2014, our shareholders approved a resolution to change our name to Nano-Textile Ltd. Our name change was approved by the Israeli Registrar of Companies on January 15, 2015. In addition, on September 21, 2014, we implemented a forward stock split of the Company’s issued and outstanding ordinary shares at a ratio of 68,818 to one (68,818:1) (the “Forward Split”). Each outstanding ordinary share of the Company, no par value, was split and converted, automatically, without further action, into sixty-eight thousand eight hundred eighteen (68,818) ordinary shares.

All per share amounts and calculations in this Registration Statement and the accompanying financial statements have been calculated to reflect the effects of the Forward Split.

Other than the purchase of a license to the Patent Rights, we have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations, or the purchase or sale of a significant amount of assets not in the ordinary course of business. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of, or any persons associated with, any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we do not expect to generate revenues prior to the fourth quarter of 2015.   We do not currently have sufficient capital to operate our business, and, we will require additional funding in the future to sustain our operations.  There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our Business

To date we have developed a business plan, a preliminary marketing plan, and budget for the development, production, and sale of our anti-bacterial fabric rolls to textile companies.

Our offices are currently located at 3 Lohamei HaGetaot St., Nahariya, Israel 2244427.  Our telephone number is +972-50-652-1727. We do not currently have a website; however, we have reserved a domain name www.nano-textile.com.

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The Market Opportunity

Hospital Infections

A hospital-acquired infection (HAI) or nosocomial infection is an infection that develops in a hospital environment, such as one acquired by a patient during a hospital visit or one that infects hospital staff.

In the United States, the Centers for Disease Control and Prevention has estimated that roughly 1.7 million hospital-associated infections, from all types of microorganisms, including bacteria, combined, cause or contribute to 99,000 deaths each year. In Europe, where hospital surveys have been conducted, the category of Gram-negative infections is estimated to account for two-thirds of the 25,000 hospital deaths each year. Certain types of Gram-negative bacteria have become increasingly resistant to available antibiotic drugs. Some strains are now resistant to many, most, or all available treatments, resulting in increased illness and death from bacterial infections, and contributing to escalating healthcare costs.  Examples of Gram-negative bacteria that have demonstrated drug resistance include:

•	E. coli, which causes the majority of urinary tract infections
•	Acinetobacter baumanii, which causes disease mainly in healthcare settings. In addition, wound infections caused by Acinetobacter have been found in U.S. military personnel who were deployed to Iraq and Afghanistan.
•	Pseudomonas aeruginosa, which causes bloodstream infections and pneumonia in hospitalized patients. It is a common cause of pneumonia in patients with cystic fibrosis.
•	Klebsiella pneumoniae, which causes many types of healthcare-associated infections, including pneumonia, urinary tract infections, and bloodstream infections.
•	Neisseria gonorrhoeae, which causes the sexually transmitted infection gonorrhea, the second most commonly reported infectious disease in the United States

(see: http://www.niaid.nih.gov/topics/antimicrobialresistance/examples/gramnegative/Pages/default.aspx)

Nosocomial infections can cause severe pneumonia and infections of the urinary tract, bloodstream and other parts of the body. Many types are difficult to attack with antibiotics, and antibiotic resistance is spreading to Gram-negative bacteria that can infect people outside of hospitals. (en.wikipedia.org/wiki/Hospital-acquired_infection) and (The Direct Medical Costs of Healthcare Associated Infections in U.S. Hospitals and the Benefits of Prevention, R. Douglas Scott II, March 2009, http://www.cdc.gov/hai/pdfs/hai/scott_costpaper.pdf).

Other estimates indicate 10%, or 2 million, patients a year become infected with hospital-associated infections, with the annual cost ranging from $4.5 billion to $11 billion. In the USA, the most frequent type of infection hospital-wide is urinary tract infection (36%), followed by surgical site infection (20%), and bloodstream infection and pneumonia (both 11%). (http://en.wikipedia.org/wiki/Hospital-acquired_infection).

In Europe:

France

The rates for nosocomial infections were 7.6% in 1996, 6.4% in 2001 and 5.4% in 2006. In 2006, the most common infection sites were urinary tract infections (30.3%), pneumopathy (14.7%), infections of surgery site (14.2%), infections of the skin and mucous membrane (10.2%), other respiratory infections (6.8%), and bacterial infections / blood poisoning (6.4%). The rates among adult patients in intensive care were 13.5% in 2004, 14.6% in 2005, 14.1% in 2006, and 14.4% in 2007.

Nosocomial infections are estimated to make patients stay in the hospital four to five additional days. Around 2004-2005, about 9,000 people died each year with a nosocomial infection, of which about 4,200 would have survived without this infection. (http://en.wikipedia.org/wiki/Hospital-acquired_infection)

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Italy

Since 2000, estimates show about a 6.7% infection rate, i.e. between 450,000 and 700,000 patients, which caused between 4,500 and 7,000 deaths. A survey in Lombardy gave a rate of 4.9% of patients in 2000. (http://en.wikipedia.org/wiki/Hospital-acquired_infection)

United Kingdom

Estimates show a 10% infection rate, with 8.2% estimated in 2006. (http://en.wikipedia.org/wiki/Hospital-acquired_infection)

Switzerland

Estimates range between 2 and 14%. A national survey gave a rate of 7.2% in 2004. (http://en.wikipedia.org/wiki/Hospital-acquired_infection)

Finland

Rates were estimated at 8.5% of patients in 2005.

Belgium

In Belgium the prevalence of nosocomial infections is about 6.2%. Annually about 125,500 patients become infected by a nosocomial infection, resulting in almost 3,000 deaths. The extra costs for the health insurance are estimated to be approximately €400 million/year. (http://en.wikipedia.org/wiki/Hospital-acquired_infection)

Israel

In Israel, the subject of infections acquired in hospitals has been in the spotlight recently, with the publication of data on the subject. A report in 2013 (http://www.ynet.co.il/articles/0,7340,L-4471664,00.html) shows that between 4,000 and 6,000 patients die each year in Israel as a result of nosocomial infections, and between 1,000 to 4,500 cases of death could have been prevented if the medical institutions had instituted stricter sanitary conditions and appropriate health and safety rules. According to a survey conducted by the Ministry of Health, 19% of colon patients developed an infection during hospitalization, which is a particularly high rate compared with a rate of 9.2% in England, 7.7% in France, and 5.8% in Belgium in 2013. The study estimated that hospitals should be able to avoid between 25% and 75% of acquired infections (which would prevent about 1,000 to 4,500 deaths a year).

In sum, in recent years infections have become a serious problem in hospitals, and they are now the number one cause of death of hospitalized patients. The cost of these infections reaches billions of dollars per year, by hospitalization time, insurance payments, and any costs associated with manpower. Many hospitals around the world have declared a battle in the recent years against these infections, and are investing in infrastructure, equipment, and employee training to reduce the percentage of infections as much as possible.

As a result of these reports and in accordance with what is happening today in many hospitals in the world, many health care organizations and institutions have instituted campaigns for the training and prevention of infections through various means. We believe that many hospitals in the coming years will be investing resources in improving their infrastructure, including purchasing anti-bacterial textiles.

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Prevention

Measures dealing with preventing infections focus mainly on the implementation of strict quality and hygienic rules, including frequent cleaning and sterilization, strict hand washing, isolating patients who are infected, while reducing the use of antibiotics that encourages the development of resistant bacterial strains. Studies conducted in the State of Maryland in 2009-2011 demonstrated that the adoption of prevention programs and the strict adherence to rules resulted in reduced infection rates and led to large annual budget savings of $1.3 billion for insurance companies, and savings of approximately $5.3 billion (http://en.wikipedia.org/wiki/Hospital-acquired_infection)

Anti-Bacterial Textiles

We believe that many institutions will be inspired to make use of anti-bacterial fabrics for bedding and for patient and staff clothing in the coming years.

We believe that the growing awareness of the problem of acquired infections, combined with the ability to offer anti-bacterial textiles at competitive prices, may accelerate the entry of these technologies into the hospital environment, and thus assist in significantly reducing infection rates.

In addition, hospitals are not only interested in protecting their patients from infections, but there is a growing demand on the part of the medical staff, doctors, nurses and orderlies, to obtain protection from exposure to various infections. (Preventing Pathogens Proliferation and Reducing Potential Sources of Nosocomial Infections with Biocidal Textiles in Developing Countries, by Gady Borkow and Jeffrey Gabbay, The Open Biology Journal, 2010, 3, 81-86, http://benthamopen.com/tobioj/articles/V003/SI0072TOBIOJ/81TOBIOJ.pdf ).

Hospital Textile Market

In 2010, the hospital textile global market was estimated to be at a value of $8 billion. (Development of Medical Textile Market, by Robert Czajka, Fibers and Textiles in Eastern Europe, January / March 2005, Vol. 13, No. 1, http://fibtex.lodz.pl/49_06_13.pdf). Since then, this market has grown significantly. In addition, the aging of the world population, combined with the significant increase in medical costs in developed and developing countries, are forcing hospitals and relevant organizations to make continuous improvements in the search for solutions and technologies that will ensure quality medical care at costs that are as low as possible. Anti-bacterial textile products for this market include:

●	Bed linen (sheets, pillowcases, blankets, etc).
●	Patient pajamas.
●	Clothes for medical staff.

However, despite the significant growth in the market for anti-bacterial textiles and other positive trends, the use of nanotechnology to produce anti-bacterial medical textiles is still in its infancy, and is subject to a number of factors:

●	Stringent regulatory and safety demands required for stable production technologies using strict standards and a high level of reliability, to first and foremost make sure that the use of nano-scale particles does not pose a health risk to the patient or those who are exposed to it.

●	The requirement that anti-bacterial fabrics should provide high functionality and long-term durability, even after prolonged exposure to various external conditions, like multiple washings.

●	Medical institutions are often under strict budget restrictions and are sensitive to price.

One of the greatest barriers to full use of anti-bacterial textiles is the high cost of existing technologies, which is still a major consideration for the management of hospitals. We believe a simple and cost effective manufacturing process has the potential to enable the widespread use of anti-bacterial products in hospitals.

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Therefore, a technology that enables production of anti-bacterial textiles with high-level functionality, reliably, and long-term durability would be an attractive solution to the problem of nosocomial infections. Such a technology must allow production in efficient and reliable large scale, with a maximum sensitivity of production costs, to allow competitive prices to end users.

Other Markets

In addition to the hospital textile market, because of the ability to reduce the phenomenon of acquired infections, anti-bacterial textiles have the potential to provide key advantages in other markets, such as the military clothing and geriatric clothing markets. For example, the growth of bacteria in socks and underwear is a common, disturbing phenomena which often leads to various fungal infections, and urinary tract infections.

In this regard, the Israeli Defense Forces recently disclosed that it will purchase large quantities of anti-bacterial socks for its soldiers, and the use of such clothing is becoming more common around the world (http://www.talniri.co.il/marketnews/article.asp?id=32291).

Urinary tract infections (UTI) in women are very common, and 30% of women experience at least a single event of a UTI during their lives. Six percent to 10% of them suffer from recurrent infections. At more advanced ages, the incidence of UTIs risies at a rate of 1% - 2% per decade. In addition to the discomfort associated with these infections, the expense imposed on the medical system due to this problem is significant, estimated in the United States to be US$1.5 billion per year. One of the main reasons for the prevalence of UTIs is the migration of bacteria from the anal area to the urinary tract area, something that can be prevented by anti-bacterial underwear. (http://www.ncbi.nlm.nih.gov/pubmed/12113866 and http://www.healthcommunities.com/urinary-tract-infection/overview-of-uti.shtml).

Our Technology

On June 10, 2014, we entered into a patent licensing agreement with BIRAD and acquired the right to develop, manufacture, use, offer for sale, and sell in Europe, Asia, South America and Australia bed linen, drapery, upholstery, home textile and/or clothing produced through exploitation of the Patent Rights (the "Territory"). The Patent Rights protect a unique anti-bacterial textile manufacturing process that is owned by Bar-Ilan University.

Under the License Agreement, we are required to pay BIRAD the following fees and royalties:

•        a non-refundable license issuance fee of Thirty-Five Thousand US Dollars ($35,000) (This is in addition to the non-refundable option fee of Fifteen Thousand US Dollars ($15,000) which we paid to BIRAD for the option to acquire the license).

•        an annual license maintenance fee of Twenty Thousand US Dollars ($20,000) per year commencing from the first anniversary of the signing of the License Agreement. The annual license maintenance fee is creditable against any royalty amounts payable with respect to products sold in the same calendar year that the annual license maintenance fee was due.

•        a royalty of 3% of our sales of products making use of the Patent Rights.

In addition, we are required to reimburse BIRAD for all documented, out-of-pocket patent filing, prosecution, and maintenance expenses incurred by BIRAD in connection with the Patent Rights.

The License Agreement sets certain development milestones with which we must comply:

•        Development of a roll-to-toll machine of industrial scale within 18 months of signing

•        Pilot production and troubleshooting within 26 months of signing

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•        First serial production and distribution to a selected number of medical institutions for performance testing and assessment within 32 months of signing

•        Regulatory approval of the product within 36 months of signing

•        Serial production on industrial scale within 40 months of signing.

In the event we fail to meet any of the development milestones without providing BIRAD with a reasonable plan for promptly achieving a reasonable extended and/or amended milestone, then BIRAD may terminate the License Agreement.

In addition, BIRAD has provided us with a side letter in which BIRAD informed us that BIRAD has granted to a third party an option to obtain an exclusive license to the Patent Rights for the field of disposable anti-bacterial textiles for medical treatment and/or personal hygiene, i.e., bandages (the "Additional Field"). In the event such third party does not exercise its option, then BIRAD will inform us of this fact and grant us thirty days to inform BIRAD of our interest in expanding our license to include the Additional Field. We shall then have sixty (60) days to negotiate the inclusion of the Additional Field into our license to the Patent Rights. Our business plan, however, is not predicated on obtaining a license to the Patent Rights for the Additional Field, and we intend to focus on exploiting the Patent Rights in the fields for which we have already obtained an exclusive license.

The License Agreement will remain in effect until the later of: (a) the expiration of the last to expire Patent Rights; or (b) fifteen (15) years have passed from the date of the first commercial sale, unless the License Agreement is earlier terminated by one of the parties, according to the terms of the License Agreement. The termination rights include, but are not limited, our right to terminate upon 60-days’ prior written notice, BIRAD's right to terminate if we become insolvent or bankruptcy proceedings are initiated against us, and BIRAD's right to terminate upon our default in the performance of any material obligation and our failure to cure such default within 30 days of written notice of such default.

Professor Aharon Gedanken of Bar-Ilan University, the head of the research team that developed the technology disclosed in the Patent Rights, is a leading scientist in the field of nanotechnology, and his research focuses on commercial applications and finding practical solutions to real needs in everyday life. The project during which Professor Gedanken developed his proprietary method was supported by funding from the European Union, and included the participation of 17 leading organizations from various countries, including four university research bodies, three health institutions, and other commercial and industrial entities.

At the development framework over 12 million Euros were invested in the technology, and due to the importance and the need to find immediate solutions, the EU itself invested a total of 8 million Euros.

The technology underlying the Patent Rights is based on converting ''standard" fabric rolls of various kinds into anti-bacterial fabric through one-time exposure to a proprietary active nano-technology process, in which the roll of fabric is soaked in a solution of metal oxide, in a sono chemical reactor. The solution is bombarded with sound waves of different wavelengths, creating a chemical-physical reaction that separates the metals from the solution and creates nano-scale particles with anti-bacterial properties. The process integrates the nano-particles with the fabric, thus giving the fabric long-lasting anti-bacterial properties.

The technology is based on a unique production method that makes a standard fabric roll of various kinds of textiles anti-bacterial by using a one-time exposure to an active nano-technology process. The anti-bacterial nano-particles, such as oxides of zinc and copper, are integrated into the standard fabrics by means of a unique production process which involves the creation of anti-bacterial nano-particles.

The nano-particles production is done using sound waves acting on the material solution at very high pressure and temperature through a device known as a "Sono-Reactor." The transfer of the sound waves in the fluid creates bubbles in the solution, which then suddenly collapse. This process creates nano-particles of zinc and copper, depending on the composition of the original solution. The process of collapsing forces the particles to be embedded into the fabric fibers, and gives the fabric the necessary anti-bacterial properties.

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The main advantages of the technology stems from the fact that the process is carried out independently on the fabric and separate from the weaving process, thus allowing the process to be implemented on standard commercial fabrics of all kinds. The process is based on standard industrial materials, safe to use and economically viable. The fact that the Sono-Reactor simultaneously produces the nano-particles and applies them to the fabric in one continuous process, makes the manufacturing process simple, short, and significantly cheaper than other anti-bacterial methods in use today. Fabrics produced using the technology were tested in a series of tests accepted in this field, and were active and resistant to bacteria even after 65 institutional washings at high temperature. (http://ec.europa.eu/programmes/horizon2020/en/news/banishing-killer-bacteria-hospital-beds).

The embedded nano-particles are resistant to harsh conditions. The researchers tested the durability of the anti-bacterial fabric against bacteria over time and under different surface conditions by subjecting the anti-bacterial fabric to 65 washings in 92 degrees Celsius water in washing machines for hospitals. The fabric retained its anti-bacterial activity against the bacteria even after 65 washing cycles. (http://ec.europa.eu/programmes/horizon2020/en/news/banishing-killer-bacteria-hospital-beds).

Our Planned Products

We currently plan to introduce anti-bacterial textile products in three different segments of the market, in order to generate worldwide sales as early as possible:

•	Anti-bacterial fabric rolls for sale to textile manufacturers who will produce and sell the final anti-bacterial products to end-user customers.
•	Private label anti-bacterial textile products for sale directly to hospitals and various medical institutions.
•	Anti-bacterial textile products for the private/consumer market.

Planned Equipment Purchase

Subject to raising the necessary funds in this offering, we plan to purchase the equipment necessary for our first production line, which equipment will cost approximately $750,000, in approximately eight months.

Planned Marketing Efforts

In accordance with the license rights granted to us, during the first stage we intend to focus our marketing efforts in Europe, Australia, South America, and Asia.

At the first stage of our marketing efforts, we plan to market our products to the following market segments:

•	Medical uniforms

•	Bedding sets

At a later stage, following the second year of serial production, we intend to consider evaluating two potential areas within the private/consumer market:

•	Anti-bacterial lingerie for the prevention and reduction of urinary tract infections.

•	Anti-bacterial socks for the prevention of infections, fungus, and odors.

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Strategic Relationships

During the year 2015, we plan to develop and evaluate a wide array of potential strategic transactions and relationships with third parties in the textile industry, including exploring relationships with existing textile manufacturers.

In addition, from time to time, we may engage in discussions regarding potential joint ventures to create or strengthen strategic partnerships to further the development and success of the Company.  Examples of such strategic transactions may include partnering with health-related organizations and causes, and obtaining corporate brand endorsements to promote our business.

Our Competition

The functional textiles market in general, and the anti-bacterial segment in particular, has grown rapidly in recent years. The development of science and manufacturing technologies allow different companies to offer a range of solutions. However, most of the solutions offered suffer from major drawbacks, notably high production costs which result in expensive final products, or large-scale problems of durability of fabrics in the long term, especially in light of the intensive washings under severe conditions to which hospital textile products are subject.

Our main competition currently comes from companies that manufacture fabrics that combine fibers with metal components, such as silver or copper, to create anti-bacterial properties. Among these companies, we face competition from Cupron (www.cupron.com), which has developed a technology for copper braiding fibers of different fabrics. The company grants rights to its technology to various textile manufacturers in exchange for royalties from the sales, and encourages the integration of its products in a variety of applications, including underwear and bedding.

Other companies that combine silver fiber with fabric fibers or embed nano-particles of metal oxides fabrics include, for example, AGIENE (www.agiene.com), which combines silver flakes with petrol based polymers mainly as a bacteria order repellent; Smart Silver (www.smartsilver.com), which applies silver micro flakes through powder dispersion by water or chemicals to filaments that are spun into textiles; SwicoFIL (www.swicofil.com), which uses the resin application of silver applied to fibers and filaments; and JRNanotech (www.jrnanotech.com), which incorporate nano-silver in healthcare products; and others.

Since most of these competitive products require a change in the actual manufacturing process of the fabric (mainly in the spinning/weaving process), they are not applicable to all fabrics, and their potential for collaboration with fabric manufacturers are limited. In contrast, our technology can be applied on almost all of the fabrics used today in the medical uniform and bedding sets markets, thus increasing our ability to compete with existing technologies and to collaborate with fabric manufacturers.

We are not aware of any competitor that is using sono-chemical technology similar to our technology to produce products similar to our proposed products on a commercial scale within our proposed business field.

Competitive Advantages

The main advantage of the Sono-Reactor technology is the ability to produce a variety of anti-bacterial fabrics at a relatively low-cost, in a uniformly continuous process, with industrial raw materials that are relatively inexpensive, without the need for costly and skilled manpower. The technology provides for the addition of significant value to a final product without the need to weave the fabrics themselves.

The anti-bacterial fabrics produced using our process are capable of high-level anti-microbial rejection, and they retain their activity over a long period of time and over a number of high temperature industrial washings.

Our competitors work within the fabric production process, which results in relatively high costs, while our process is able to work with ready-made fabrics at significantly lower cost.

Also, our production process is based on working with chemical solutions that are safe and that are commercially available at relatively low cost. Our unique manufacturing process allows the creation of nano-particles and their integration within the fabric in one continuous process at low production costs.

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Institutional textile consumers in general, and medical institutions (such as hospitals, nursing homes, and hospices, for example) in particular, are very sensitive to price. In such a commercial environment, the ability to offer a functional product at competitive prices which are not more expensive than existing alternatives is a competitive advantage.

Sources and Availability of Products and Supplies

The nature of our intended products does not mandate any dependence on one or a few major products or suppliers.

Dependence on One or a Few Major Customers

The nature of our services does not mandate any dependence on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have entered into a patent license agreement with BIRAD. We have not entered into any other franchise agreement or other contracts that have given, or could give rise to, obligations or concessions. We intend to protect our trade name, "Nano-Textile" on the basis of applicable trademark and trade name laws. Besides for the Patent Rights and our trade name, we do not hold any other intellectual property.

Existing or Probable Government Regulations

Our anti-bacterial textile products may be subject to governmental regulation, which regulation may be different for each country or region where we intend to sell our products. Our main intended market is the European Union (EU). The EU has a specific regulatory directive for products with biocidal properties.

The Biocidal Product Regulation (BPR), Regulation (EU) 528/2012), concerns the placing on the market and use of biocidal products, which are used to protect humans, animals, materials or articles against harmful organisms, like pests or bacteria, by the action of the active substances contained in the biocidal product. The regulation aims to improve the functioning of the biocidal products market in the EU, while ensuring a high level of protection for humans and the environment. All biocidal products require an authorization before they can be placed on the market, and the active substances contained in that biocidal product must be previously approved. There are, however, certain exceptions to this principle. For example, active substances under the review programme as well as biocidal products containing these active substances can be placed on the market while awaiting the final decision on the approval. Provisional product authorizations for new active substances that are still under assessment are also allowed on the market.

Companies have to apply for approval of an active substance by submitting a dossier to the European Chemicals Agency (ECHA). After the validation check has been performed by ECHA, the evaluating competent authority carries out a completeness check and an evaluation within one year.

The result of the evaluation is forwarded to ECHA's Biocidal Products Committee, which prepares an opinion within 270 days. The opinion serves as a basis for the decision-making by the European Commission and the Member States. The approval of an active substance is granted for a defined number of years, not exceeding ten years

All biocidal products must get an authorization before they can be made available on the market. Companies can choose between several alternative processes, depending on their product and the number of countries where they wish to sell it. If the product will be placed only on a single market, authorisation from that country is sufficient. If a company wishes to place the product on the market in several countries, it can apply for mutual recognition for the product authorization. In addition, the BPR introduces the possibility to have certain biocidal products authorised at the EU level. This will allow companies to place their biocidal products on the market throughout the entire EU, without the need to obtain a specific national authorization.

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According to the BPR, our products would most likely be classified as: MAIN GROUP 1: Disinfectants, Product-type 2: Disinfectants and algaecides not intended for direct application to humans or animals:

"........ Products used to be incorporated in textiles, tissues, masks, paints and other articles or materials with the purpose of producing treated articles with disinfecting properties".

We intend to seek regulatory approval for our materials used in the technology (nano- particles) and their applications in textiles. We estimate that the approval process may take between 12 and 24 months.

New government laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscations, recalls or monetary fines, any of which could prevent or inhibit the sale of our products. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, which could have a material adverse effect on our business, results of operations and financial condition.

Research and Development Activities and Costs

We have not incurred any costs to date and plan to undertake the following research and development activities during the next year of operation. We intend to carry out R&D for various applications using the technology, such as: anti-odor fabrics, perfumed fabrics, and other properties that may be implemented within the fabrics. Such research and development costs may be between three hundred and five hundred thousand dollars in the next 12 months, depending on the amount of capital raised in the offering, and may include cooperation with other parties.

Costs and Effects of Compliance with Environmental Laws and Regulations

We are not in a business that involves the use of materials in a manufacturing stage where such materials are likely to result in the violation of any existing environmental rules and/or regulations. Further, we do not own any real property that could lead to liability as a landowner. Therefore, we do not anticipate that there will be any substantial costs associated with the compliance of environmental laws and regulations.

Employees

We have one employee, our CEO, and we have retained one consultant, our CFO. Our officers and Directors provide service to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.

Description of Property

We do not own any real property. We currently maintain our corporate office at 3 Lohamei HaGetaot St., Nahariya, Israel. This space will be sufficient until we commence full operations.

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 20-F. While we intend to become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as annual reports on Form 20-F and current reports on Form 6-K.

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WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, together with other filed materials, which you may read and copy without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an internet site containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The internet address of this site is http://www.sec.gov.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our Board of Directors and hold office until the earlier of their death, retirement, resignation, or removal.

Our officers and Directors and their ages and positions are as follows:

Name	Age	Position

Mr. Joshua Herchcovici*	60	Chairman of the Board

Mr. Meir Elishkov *	60	Director

Mr. Erez Ovdat*	40	CEO

Mr. Shlomo Zakai*	45	CFO

* c/o 3 Nano-Textile Ltd., Lohamei HaGetaot St., Nahariya 2244427, Israel

Joshua Herchcovici

Mr. Herchcovici joined the Board of Directors on December 29, 2013, and serves as our Chairman of the Board. Since 1991, Mr. Herchcovici has served as chief executive officer of Shay Sapir Investments Ltd., a private Israeli investment company. Since the beginning of 2014, Mr. Herchcovici has served as a director of Natural Resource Holdings Ltd., a non-U.S. publicly traded company. Mr. Herchcovici does not have a university degree.

The Board has concluded that Mr. Herchcovici should serve as director of the Company because of his entrepreneurial and investment experience.

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Meir Elishkov

Mr. Elishkov joined the Board of Directors on February 17, 2014. He has worked in in the diamond industry in Belgium since 1996, and has been managing Ron BVBA, a diamond and jewelry trading company, for the last 20 years. Mr. Elishkov also has experience in real-estate investment. Mr. Elishkov does not have a university degree

The Board has concluded that Mr. Elishkov should serve as director of the Company because of his entrepreneurial and investment experience.

Erez Ovdat

Mr. Ovdat was appointed the Company's CEO on November 1, 2014. He has extensive experience in the international textile industry. From 2012 to 2013 he served as a textile technologist at Fulcrum SP Materials Ltd. and specialized in the creation of nano particles composite fabrics. From 2011 to 2012, he served as a home textile buyer at Vardinon Home Textiles Ltd. From 2001 to 2011 he served as a textile technology manager at Abir Threads Industry Ltd. and its affiliate Sabrilon Synthetic Yarns Ltd. He has experience with threads and yarns QA, spinning, winding and lubrication, and was in charge of shade approval with customers. Mr. Ovdat studied textile technology at Shenkar Textile College in Ramat Gan, Israel from 1988 to 1992.

Shlomo Zakai

Mr. Zakai was appointed the Company's CFO on October 2, 2014. Mr. Zakai established his own accounting firm in 2004, and provides a range of services to publicly traded companies as well as private companies. Prior to 2004, he served as controller and Chief Financial Officer of a number of private companies.  Mr. Zakai worked as an accountant for nine years in the hi-tech department of Kost, Forer, Gabbay & Kasierer, an independent registered public accounting firm and a member firm of Ernst & Young Global, where he last served as a senior manager and worked with companies publicly traded on NASDAQ and in Israel.  Mr. Zakai is a CPA (Certified Public Accountant) and holds a B.A. in Accounting from the College of Management in Rishon Lezion.

Board Practices

General

According to the Israeli Companies Law, the management of our business is vested in our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our board of directors. Executive officers are appointed by and serve at the discretion of our board of directors, subject to any applicable employment agreements we have entered into with the executive officers.

Election of Directors and Terms of Office

Our board of directors currently consists of two members. Our directors are elected by an ordinary resolution at the annual general meeting of our shareholders. The nomination of our directors is proposed by the board of directors. Our board has the authority to add additional directors up to the maximum number of 11 directors allowed under our Articles. Such directors appointed by the board serve until the next annual general meeting of the shareholders. Unless they resign before the end of their term or are removed in accordance with our Articles of Association, all of our directors, other than our external directors, will serve as directors until our next annual general meeting of shareholders.

None of our directors or officers has any family relationship with any other director or officer. None of our directors have service contracts that provide for benefits upon termination of his or her directorship with us, other than the payment of salary due, accrued and unpaid as of and through the date of termination.

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Chairman of the Board.

Under the Israeli Companies Law, without shareholder approval, a person cannot hold the role of both chairman of the board of directors and chief executive officer of a company. Furthermore, a person who is directly or indirectly subordinate to a chief executive officer of a company may not serve as the chairman of the board of directors of that company and the chairman of the board of directors may not otherwise serve in any other capacity in a company or in a subsidiary of that company other than as the chairman of the board of directors of such a subsidiary.

The Israeli Companies Law provides that an Israeli company may, under certain circumstances, exculpate an office holder from liability with respect to a breach of his duty of care toward the company if appropriate provisions allowing such exculpation are included in its articles of association. Our Articles of Association permit us to maintain directors’ and officers’ liability insurance and to indemnify our directors and officers for actions performed on behalf of us, subject to specified limitations. We maintain a directors and officers insurance policy which covers the liability of our directors and officers as allowed under the Israeli Companies Law.

The term office holder is defined in the Israeli Companies Law as a director, general manager, chief business manager, deputy general manager, vice general manager, executive vice president, vice president, any other manager directly subordinate to the general manager or any other person assuming the responsibilities of any of the foregoing positions, without regard to such person’s title. Each person listed in the table above is an office holder, as defined in the Israeli Companies Law.

External and Independent Directors

Under the Israeli Companies Law, the boards of directors of companies whose shares are publicly traded, either within or outside of Israel, are required to include within 90 days from the first day of trading at least two members who qualify as external directors,.

External directors must be elected by a majority vote of the shares present and voting at a shareholders meeting, provided that either:

•	the majority of the shares that are voted at the meeting, including at least a majority of the shares held by non-controlling shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) who voted at the meeting, excluding abstentions, vote in favor of the election of the external director; or

•	the total number of shares held by non-controlling, disinterested shareholders (as described in the preceding bullet point) that are voted against the election of the external director does not exceed 2% of the aggregate voting rights in the company.

The term controlling shareholder is defined in the Israeli Companies Law as a shareholder with the ability to direct the activities of the Company, other than by virtue of being an office holder. A person may not serve as an external director of a company if (i) such person is a relative of a controlling shareholder of a company or (ii) at the date of such person’s appointment or within the prior two years, such person, such person’s relative, partner, employer or any entity under such person’s control or anyone to whom such person is subordinate, whether directly or indirectly, has or had any affiliation with (a) the company, (b) our controlling shareholder at the time of such person’s appointment or (c) any entity that is either controlled by the company or under common control with the company at the time of such appointment or during the prior two years. If a company does not have a controlling shareholder or a shareholder who holds company shares entitling him to vote at least 25% of the votes in a shareholders meeting, then a person may not serve as an external director if, such person or such person’s relative, partner, employer or any entity under such person’s control, has or had, on or within the two years preceding the date of the person’s appointment to serve as an external director, any affiliation with the chairman of our board of directors, chief executive officer, a substantial shareholder who holds at least 5% of the issued and outstanding shares of the company or voting rights which entitle him to vote at least 5% of the votes in a shareholders meeting, or the chief financial officer of the company.

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The term affiliation includes:

•	an employment relationship;
•	a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships);
•	control; and
•	service as an office holder, excluding service as a director in a private company prior to the first offering of its shares to the public if such director was appointed as a director of the private company in order to serve as an external director following the public offering.

The term relative is defined as a spouse, sibling, parent, grandparent or descendant; a spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

In addition, no person may serve as an external director if that person’s professional activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as an external director or if the person is an employee of the Israel Securities Authority, or ISA, or of an Israeli stock exchange. Furthermore, a person may not continue to serve as an external director if he or she received direct or indirect compensation from the company for his or her role as a director. This prohibition does not apply to compensation paid or given in accordance with regulations promulgated under the Israeli Companies Law or amounts paid pursuant to indemnification and/or exculpation contracts or commitments and insurance coverage. If, at the time an external director is appointed, all current members of the board of directors not otherwise affiliated with the company are of the same gender, then that external director must be of the other gender. In addition, a director of a company may not be elected as an external director of another company if, at that time, a director of the other company is acting as an external director of the first company.

Following the termination of an external director’s service on a board of directors, such former external director and his or her spouse and children may not be provided with a direct or indirect benefit by the company, its controlling shareholder or any entity under its controlling shareholder’s control. This includes engagement to serve as an executive officer or director of the company or a company controlled by its controlling shareholder, or employment by, or providing services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by the former external director, for a period of two years (and for a period of one year with respect to relatives of the former external director).

The Israeli Companies Law provides that an external director must meet certain professional qualifications or have financial and accounting expertise and that at least one external director must have financial and accounting expertise. However, if at least one of our other directors (i) meets the independence requirements of the Exchange Act, (ii) meets the standards of the NYSE rules for membership on the audit committee and (iii) has financial and accounting expertise as defined in the Israeli Companies Law and applicable regulations, then neither of our external directors is required to possess financial and accounting expertise as long as both possess other requisite professional qualifications. Our board of directors is required to determine whether a director possesses financial and accounting expertise by examining whether, due to the director’s education, experience and qualifications, the director is highly proficient and knowledgeable with regard to business-accounting issues and financial statements, to the extent that the director is able to engage in a discussion concerning the presentation of financial information in our financial statements, among others. The regulations define a director with the requisite professional qualifications as a director who satisfies one of the following requirements: (i) the director holds an academic degree in either economics, business administration, accounting, law or public administration; (ii) the director either holds an academic degree in any other field or has completed another form of higher education in our primary field of business or in an area which is relevant to the office of an external director; or (iii) the director has at least five years of experience serving in any one of the following, or at least five years of cumulative experience serving in two or more of the following capacities: (a) a senior business management position in a corporation with a substantial scope of business; (b) a senior position in our primary field of business; or (c) a senior position in public administration.

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The Israeli Companies Law defines an independent director as a director who complies with the following and was appointed as such in accordance with Chapter 1 of Part 56 of the Israeli Companies Law: (1) the director complies with the qualification to serve as an external director as set out in Sections 240 (b)-(f) of the Israeli Companies Law and the audit committee has approved such compliance; and (2) the director has not served as a director of the company for more than nine consecutive years (which, for such purpose, does not include breaks in such service for periods of less than two year).

If an external directorship becomes vacant and there are less than two external directors on the board of directors at the time, then the board of directors is required under the Israeli Companies Law to call a shareholders' meeting as soon as possible to appoint a replacement external director.

Each committee of the board of directors that is authorized to exercise the powers of the board of directors must include at least one external director, except that the audit committee and compensation committee must each include all external directors then serving on the board of directors. Under the Israeli Companies Law, external directors of a company are prohibited from receiving, directly or indirectly, any compensation for their services as external directors, other than compensation and reimbursement of expenses pursuant to applicable regulations promulgated under the Companies Law. Compensation of an external director is determined prior to his or her appointment and may not be changed during his or her term subject to certain exceptions.

We intend to appoint external directors within 90 after this Registration Statement becomes effective.

Audit Committee

The Israeli Companies Law requires public companies to appoint an audit committee. We intend to appoint external directors within 90 after this Registration Statement becomes effective. The responsibilities of the audit committee include identifying irregularities in the management of our business and approving related party transactions as required by law. An audit committee must consist of at least three directors, including all of its external directors and a majority of independent directors. The chairman of the board of directors, any director employed by or otherwise providing services to the company, and a controlling shareholder or any relative of a controlling shareholder, may not be a member of the audit committee. An audit committee may not approve an action or a transaction with a controlling shareholder, or with an office holder, unless at the time of approval two external directors are serving as members of the audit committee and at least one of the external directors was present at the meeting in which an approval was granted.

Following our becoming a public company, our audit committee will be comprised of three independent non-executive directors. Our audit committee will meet at least four times a year and monitors the adequacy of our internal controls, accounting policies and financial reporting. It will regularly review the results of the ongoing risk self-assessment process, which we undertake, and our interim and annual reports prior to their submission for approval by the full board of directors. The audit committee oversees the activities of the internal auditor, sets its annual tasks and goals and reviews its reports. The audit committee reviews the objectivity and independence of the external auditors and also considers the scope of their work and fees.

The audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. The audit committee also oversees the audit efforts of the independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

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Under the Israeli Companies Law, our audit committee will be responsible for (i) determining whether there are deficiencies in the business management practices of our company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the board of directors to improve such practices and amend such deficiencies, (ii) determining whether certain related party transactions (including transactions in which an office holder has a personal interest) should be deemed as material or extraordinary, and to approve such transactions (which may be approved according to certain criteria set out by our audit committee on an annual basis), (iii) to establish procedures to be followed in respect of related party transactions with a controlling shareholder (where such are not extraordinary transactions), which may include, where applicable, the establishment of a competitive process for such transaction, under the supervision of the audit committee, or individual, or other committee or body selected by the audit committee, in accordance with criteria determined by the audit committee; (iv) to determine procedures for approving certain related party transactions with a controlling shareholder, which having been determined by the audit committee not to be extraordinary transactions, were also determined by the audit committee not to be negligible transactions; (v) where the board of directors approves the working plan of the internal auditor, to examine such working plan before its submission to the Board and propose amendments thereto, (iv) examining our internal controls and internal auditor's performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities, (v) examining the scope of our auditor's work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the appointment of our auditor, and (vi) establishing procedures for the handling of employees' complaints as to the management of our business and the protection to be provided to such employees.

We intend to adopt a written charter for our audit committee, setting forth its responsibilities as outlined by the regulations of the SEC. In addition, our audit committee has adopted procedures for the receipt, retention and treatment of complaints we may receive regarding accounting, internal accounting controls or auditing matters and the submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, SEC rules mandate that the audit committee of a listed issuer consist of at least three members, all of whom must be independent, as such term is defined by rules and regulations promulgated by the SEC. We are in compliance with the independence requirements of the SEC rules.

The Israeli Companies Law regulations require each public company to appoint a committee that examines the financial statements, which shall consist of at least three members, of which the majority among them shall be independent directors and such committee’s chairman shall be an external director. The committee’s duties are, among others, to examine our financial statements and to recommend and report to the board of directors of the company regarding any problem or defect found in such financial statements.

Any person who is not eligible to serve on the audit committee is further restricted from participating in its meetings and votes, unless the chairman of the audit committee determines that such person’s presence is necessary in order to present a certain matter; provided, however, that company employees who are not controlling shareholders or relatives of such shareholders may be present in the meetings, but not for actual voting, and likewise, company counsel and secretary who are not controlling shareholders or relatives of such shareholders may be present in the meetings and for actual voting if such presence is requested by the audit committee.

In addition to the above, all such committee’s members must apply with the following requirements:

•	All members shall be members of the board of directors of the company.
•	At least one of the committee’s members shall have financial and accounting expertise and the rest of the committee’s members must have the ability to read and understand financial statements.

Financial Statement Examination Committee

Under the Israeli Companies Law, the board of directors of a public company must appoint a financial statement examination committee, which consists of members with accounting and financial expertise or the ability to read and understand financial statements. Following our becoming a public company, we plan to assign to our audit committee the responsibilities and duties of a financial statements examination committee, as permitted under relevant regulations promulgated under the Israeli Companies Law. From time to time as necessary and required to approve our financial statements, the audit committee will hold separate meetings, prior to the scheduled meetings of the entire board of directors regarding financial statement approval. The function of a financial statements examination committee is to discuss and provide recommendations to its board of directors (including the report of any deficiency found) with respect to the following issues: (i) estimations and assessments made in connection with the preparation of financial statements; (ii) internal controls related to the financial statements; (iii) completeness and propriety of the disclosure in the financial statements; (iv) the accounting policies adopted and the accounting treatments implemented in material matters of the company; (v) value evaluations, including the assumptions and assessments on which evaluations are based and the supporting data in the financial statements. Our independent auditors and our internal auditors will be invited to attend all meetings of audit committee when it is acting in the role of the financial statements examination committee.

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Compensation Committee

Amendment No. 20 to the Companies Law was published on November 12, 2012 and became effective on December 12, 2012. In general, Amendment No. 20 requires public companies to appoint a compensation committee and to adopt a compensation policy with respect to its officers, or the Compensation Policy. In addition, Amendment No. 20 addresses the corporate approval process required for a public company's engagement with its officers (with specific reference to a director, a non-director officer, a chief executive officer and controlling shareholders and their relatives who are employed by the company).

The compensation committee shall be nominated by the board of directors and be comprised of its members. The compensation committee must consist of at least three members. All of the external directors must serve on the compensation committee and constitute a majority of its members. The remaining members of the compensation committee must be directors who qualify to serve as members of the audit committee (including the fact that they are independent) and their compensation should be identical to the compensation paid to the external directors of the company.

Similar to the rules that apply to the audit committee, the compensation committee may not include the chairman of the board, or any director employed by the company, by a controlling shareholder or by any entity controlled by a controlling shareholder, or any director providing services to the company, to a controlling shareholder or to any entity controlled by a controlling shareholder on a regular basis, or any director whose primary income is dependent on a controlling shareholder, and may not include a controlling shareholder or any of its relatives. Individuals who are not permitted to be compensation committee members may not participate in the committee’s meetings other than to present a particular issue; provided, however, that an employee that is not a controlling shareholder or relative may participate in the committee’s discussions, but not in any vote, and our legal counsel and corporate secretary may participate in the committee’s discussions and votes if requested by the committee.

The roles of the compensation committee are, among others, to: (i) recommend to the board of directors the Compensation Policy for office holders and recommend to the board once every three years the extension of a Compensation Policy that had been approved for a period of more than three years; (ii) recommend to the directors any update of the Compensation Policy, from time to time, and examine its implementation; (iii) decide whether to approve the terms of office and of employment of office holders that require approval of the compensation committee; and (iv) decide, in certain circumstances, whether to exempt the approval of terms of office of a chief executive officer from the requirement of shareholder approval.

The compensation policy requires the approval of the general meeting of shareholders with a “Special Majority”, which requires a majority of the shareholders of the company who are not either a controlling shareholder or an "interested party" in the proposed resolution, or that shareholders holding less than 2% of the voting power in the company voted against the proposed resolution at such meeting. However, under special circumstances, the board of directors may approve the compensation policy without shareholder approval, if the compensation committee and thereafter the board of directors decided, based on substantiated reasons after they have reviewed the compensation policy again, that the compensation policy is in the best interest of the company.

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Under the Israeli Companies Law, our compensation policy must generally serve as the basis for corporate approvals with respect to the financial terms of employment or engagement of office holders, including exemption, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company's objective, the company's business plan and its long term strategy, and creation of appropriate incentives for office holders. It must also consider, among other things, the company's risk management, size and nature of its operations. The compensation policy must furthermore consider the following additional factors:

•	The knowledge, skills, expertise, and accomplishments of the relevant office holder;
•	The office holder's roles and responsibilities and prior compensation agreements with him or her;
•	The relationship between the terms offered and the average compensation of the other employees of the company, including those employed through manpower companies;
•	The impact of disparities in salary upon work relationships in the company;
•	The possibility of reducing variable compensation at the discretion of the board of directors; the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and
•	As to severance compensation, the period of service of the office holder, the terms of his or her compensation during such service period, the company's performance during that period of service, the person's contributions towards the company's achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The Compensation Policy must also include the following principles:

•	the link between variable compensation and the long term performance and measurable criteria;
•	the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation;
•	the conditions under which an office holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company's financial statements;
•	the minimum holding or vesting period for variable, equity-based compensation; and
•	maximum limits for severance compensation.

We intend to adopt and implement all of the above with regards to the Compensation Committee and policy within 90 days after this Registration Statement becomes effective.

Approval of Related Party Transactions under the Israeli Companies Law

Fiduciary duties of the office holders

The Israeli Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company. The duty of care of an office holder is based on the duty of care set forth in connection with the tort of negligence under the Israeli Torts Ordinance (New Version) 5728-1968. This duty of care requires an office holder to act with the degree of proficiency with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care includes a duty to use reasonable means, in light of the circumstances, to obtain:

•	information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position; and
•	all other important information pertaining to these action

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The duty of loyalty requires an office holder to act in good faith and for the benefit of the company, and includes the duty to:

•	refrain from any act involving a conflict of interest between the performance of his or her duties in the company and his or her other duties or personal affairs;
•	refrain from any activity that is competitive with the business of the company;
•	refrain from exploiting any business opportunity of the company for the purpose of gaining a personal advantage for himself or herself or others; and
•	disclose to the company any information or documents relating to our affairs which the office holder received as a result of his or her position as an office holder.

We may approve an act performed in breach of the duty of loyalty of an office holder provided that the office holder acted in good faith, the act or its approval does not harm the company, and the office holder discloses his or her personal interest, as described below.

Disclosure of personal interests of an office holder and approval of acts and transactions

The Israeli Companies Law requires that an office holder promptly disclose to the company any personal interest that he or she may have and all related material information or documents relating to any existing or proposed transaction by the company. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the board of directors at which the transaction is considered. An office holder is not obligated to disclose such information if the personal interest of the office holder derives solely from the personal interest of his or her relative in a transaction that is not considered as an extraordinary transaction.

The term personal interest is defined under the Israeli Companies Law to include the personal interest of a person in an action or in the business of a company, including the personal interest of such person’s relative or the interest of any corporation in which the person is an interested party, but excluding a personal interest stemming solely from the fact of holding shares in the company. A personal interest furthermore includes the personal interest of a person for whom the office holder holds a voting proxy or the interest of the office holder with respect to his or her vote on behalf of the shareholder for whom he or she holds a proxy even if such shareholder itself has no personal interest in the approval of the matter. An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction.

Under the Israeli Companies Law, an extraordinary transaction which requires approval is defined as any of the following:

•	a transaction other than in the ordinary course of business;
•	a transaction that is not on market terms; or
•	a transaction that may have a material impact on our profitability, assets or liabilities.

Under the Israeli Companies Law, once an office holder has complied with the disclosure requirement described above, a company may approve a transaction between the company and the office holder or a third party in which the office holder has a personal interest, or approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. However, a company may not approve a transaction or action that is adverse to our interest or that is not performed by the office holder in good faith.

Under the Companies Law, unless the articles of association of a company provide otherwise, a transaction with an office holder, a transaction with a third party in which the office holder has a personal interest, and an action of an office holder that would otherwise be deemed a breach of duty of loyalty requires approval by the board of directors. Our Articles of Association do not provide otherwise. If the transaction or action considered is (i) an extraordinary transaction, (ii) an action of an office holder that would otherwise be deemed a breach of duty of loyalty and may have a material impact on a company’s profitability, assets or liabilities, (iii) an undertaking to indemnify or insure an office holder who is not a director, or (iv) for matters considered an undertaking concerning the terms of compensation of an office holder who is not a director, including, an undertaking to indemnify or insure such office holder, then approval by the audit committee is required prior to approval by the board of directors. Arrangements regarding the compensation, indemnification or insurance of a director require the approval of the audit committee, board of directors and shareholders, in that order.

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A director who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee may generally not be present at the meeting or vote on the matter, unless a majority of the directors or members of the audit committee have a personal interest in the matter or the chairman of the audit committee or board of directors, as applicable, determines that he or she should be present to present the transaction that is subject to approval. If a majority of the directors have a personal interest in the matter, such matter would also require approval of the shareholders of the company.

Disclosure of personal interests of a controlling shareholder and approval of transactions

Under the Israeli Companies Law and a recent amendment thereto, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, as well as transactions for the provision of services whether directly or indirectly by a controlling shareholder or his or her relative, or a company such controlling shareholder controls, and transactions concerning the terms of engagement of a controlling shareholder or a controlling shareholder’s relative, whether as an office holder or an employee, require the approval of the audit committee, the board of directors and a majority of the shares voted by the shareholders of the company participating and voting on the matter in a shareholders’ meeting. In addition, such shareholder approval must fulfill one of the following requirements:

•	at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or
•	the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years, unless the audit committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Duties of shareholders

Under the Israeli Companies Law, a shareholder has a duty to refrain from abusing its power in the company and to act in good faith and in an acceptable manner in exercising its rights and performing its obligations to the company and other shareholders, including, among other things, voting at general meetings of shareholders on the following matters:

•	an amendment to the articles of association;
•	an increase in our authorized share capital;
•	a merger;
•	an increase in our authorized share capital; and
•	the approval of related party transactions and acts of office holders that require shareholder approval.

A shareholder also has a general duty to refrain from discriminating against other shareholders.

The remedies generally available upon a breach of contract will also apply to a breach of the above mentioned duties, and in the event of discrimination against other shareholders, additional remedies are available to the injured shareholder.

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In addition, any controlling shareholder, any shareholder that knows that its vote can determine the outcome of a shareholder vote and any shareholder that, under a company’s articles of association, has the power to appoint or prevent the appointment of an office holder, or has another power with respect to a company, is under a duty to act with fairness towards the company. The Israeli Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.

Exculpation, Insurance and Indemnification of Directors and Officers

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to us, in whole or in part, for damages caused to us as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. We may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, a company may indemnify, or undertake in advance to indemnify, an office holder, provided its articles of association include a provision authorizing such indemnification, for the following liabilities and expenses imposed on an office holder or incurred by office holder due to acts performed by him or her as an office holder:

•	Financial liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator's award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on our activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•	Reasonable litigation expenses, including attorneys' fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or as a monetary sanction;

•	Reasonable litigation expenses, including attorneys' fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by us, on our behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

•	Expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments required to be made to an injured party, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the Company's articles of association:

•	a breach of the duty of loyalty to us, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm us;

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•	a breach of duty of care to us or to a third party; and

•	a financial liability imposed on the office holder in favor of a third party.

Subject to the provisions of the Companies Law and the Securities Law, we may also enter into a contract to insure an office holder, in respect of expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or payment required to be made to an injured party, pursuant to certain provisions of the Securities Law.

Nevertheless, under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•	a breach of fiduciary duty, except for indemnification and insurance for a breach of the duty of loyalty to us in the event office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive unlawful personal benefit; or

•	a fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders require the approval of the compensation committee, board of directors and, in certain circumstances, the shareholders. Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted by the Israeli Companies Law.

Approval of Compensation to Our Officers

The Israeli Companies Law prescribes that compensation to officers must be approved by a company’s board of directors.

As detailed above, our compensation committee will be established within 90 days after this Registration Statement becomes effective and will consist of three independent directors. The responsibilities of the compensation committee are to set our overall policy on executive remuneration and to decide the specific remuneration, benefits and terms of employment for directors, officers and the Chief Executive Officer.

The objectives of the compensation committee’s policies are that such individuals should receive compensation which is appropriate given their performance, level of responsibility and experience. Compensation packages should also allow us to attract and retain executives of the necessary caliber while, at the same time, motivating them to achieve the highest level of corporate performance in line with the best interests of shareholders. In order to determine the elements and level of remuneration appropriate to each executive director, the compensation committee reviews surveys on executive pay, obtains external professional advice and considers individual performance.

Internal Auditor

Under the Israeli Companies Law, the board of directors of a public company must appoint an internal auditor, nominated by the audit committee. The role of the internal auditor is to examine, among other matters, whether our actions comply with the law and orderly business procedure. Under the Israeli Companies Law, an internal auditor may not be:

•	a person (or a relative of a person) who holds more than 5% of our shares;
•	a person (or a relative of a person) who has the power to appoint a director or the general manager of the company;

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•	an executive officer or director of the company (or a relative thereof); or
•	a member of our independent accounting firm, or anyone on his or her behalf.

We intend to comply with the requirement of the Israeli Companies Law relating to internal auditors within 90 days after this form F-1 becomes effective.

Involvement in Legal Proceedings

None of our Directors, nominee for Directors or officers has appeared as a party during the past ten years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

Board Leadership Structure

The Company has chosen to separate the principal executive officer and Board chairman positions. The Company believes that this Board leadership structure is the most appropriate for the Company in that it will enable the principal executive office to focus on operational aspects of the Company's business, and, in particular, implementing the Company's business plan, while enabling the chairman to focus on the strategic aspects of the Company's business, including obtaining financing.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code within ninety days of this Registration Statement becoming effective.

Potential Conflict of Interest

Since as of the filing of this Registration Statement we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are currently performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors. However, within ninety days of this Registration Statement becoming effective, we plan to have an audit committee and a compensation committee comprised of independent Directors,

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Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, competitive, and operational risks. The Board dedicates time at each of its meetings to review and consider the relevant risks faced by the Company at that time. In addition, since the Company does not have an Audit Committee, the Company’s Directors are also responsible for the assessment and oversight of the Company’s financial risk exposures.

EXECUTIVE COMPENSATION

For calendar year 2013, we did not pay, nor owe, any compensation to our executive officers. We retained our CFO in October 2014 and hired our current CEO in November 2014.

We paid the following compensation to our executive officers and directors in calendar year 2014:

SUMMARY COMPENSATION TABLE
Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joshua Herchcovici(1)	2014	16,330	0	0	0	0	0	0	16,330
Meir Elishkov(2)	2014	8,844	0	0	0	0	0	0	8,844
Erez Ovdat(3)	2014	5,086	0	0	0	0	0	0	5,086
Shlomo Zakai(4)	2014	3,000	0	0	0	0	0	0	3,000
Ori Alperovitz(5)	2014	13,458	0	7,635(5)	0	0	0	0	21,093

(1) Chairman of the Board

(2) Director

(3) Chief Executive Officer

(4) Chief Financial Officer

(5) Former CEO. Mr. Alperovitz received 285,715 ordinary shares as part of his employment compensation.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We have entered into an employment agreement with our CEO, Mr. Erez Ovdat, pursuant to which he is entitled to the following compensation:

•	A salary of twelve thousand New Israeli Shekels (NIS 12,000) per month
•	Manager's Insurance pension plan and Continuing Education Fund
•	Bonus and salary increases upon the Company's achievement of certain milestones:
(i)	NIS 1 million in financing, then salary increase of NIS 1,500 per month
(ii)	Additional $1 million in financing, then salary increase of NIS 1,500 per month
(iii)	Public trading of Company' shares, then salary increase of NIS 1,500 per month
(iv)	Grant from the Office of the Chief Scientist, then salary increase of NIS 1,500 per month
(v)	One year of employment, then bonus of NIS 60,000 paid in shares of the company, over 12 months.

We have entered into a services agreement with our CFO, Mr. Shlomi Zakai, pursuant to which he provides us with CFO services, and he is entitled to the following compensation: $1,000 per month, plus VAT.

Option/SAR Grants

We have not granted stock options to any employees of the Company.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

Compensation of Directors

Commencing from July 1, 2014, Mr. Joshua Herchcovici is entitled to NIS 10,000, plus VAT, per month for serving as the Chairman of the Board of the Company. In addition, the Company paid Mr. Herchcovici a fee of NIS 10,000, plus VAT, for having served as Chairman of the Board of the Company for the period from December 29, 2013 through June 30, 2014.

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Commencing from September 1, 2014, Mr. Meir Elishkov is entitled to NIS 5,000, plus VAT, per month for serving as a Director of the Company. In addition, the Company paid Mr. Elishkov a fee of NIS 20,000, plus VAT, for having served as a Director of the Company for the period from July 1, 2014 through August 31, 2014.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 1, 2014, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current Directors and executive officers. Each person has sole voting and investment power with respect to the ordinary shares, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 79,873,732 ordinary shares issued and outstanding as of December 1, 2014. The Company has granted 289,036 options to purchase 289,036 ordinary shares to Danny Zadok.

Title of Class	Name and Address of Beneficial Owner (²)	Position	Amount and Nature of Beneficial Ownership	Percentage of Class(¹)

Ordinary Shares	Joshua Herchcovici	Director	34,409,000	42.92%
Ordinary Shares	Meir Elishkov	Director	31,174,554	38.89%
Ordinary Shares	Erez Ovdat	CEO	0	0%
Ordinary Shares	Shlomo Zakai	CFO	0	0%
All Directors and officers as a Group (4 people)			65,583,554	81.81%

(¹)	Based on 79,873,732 ordinary shares outstanding.
(²)	The address for Mr. Herchcovici is 7 HaOren, Nahariya, Israel

The address for Mr. Elishkov is 6 Silver, Nahariya, Israel

The address for Mr. Ovdat is 5 Henkin, Petach Tikva, Israel

The address for Shlomo Zakai is 62 Anilevitch, Tel-Aviv, Israel

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Future Sales by Existing Shareholders

As of the date of this prospectus, there are 27 shareholders of record holding a total of 79,873,732 ordinary shares. All of our issued ordinary shares are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Of these 79,873,732 shares, the 12,255,732 shares held by the selling shareholders are being registered in this offering and will be freely tradable without restriction or further registration under the Securities Act. 65,583,554 shares held by our “affiliates”, as such term is defined in Rule 144, are not being registered in this offering and may be sold in the public market commencing one year after their acquisition, subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale.  None of these 65,583,554 shares held by our affiliates have been held for over a year.

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Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our ordinary shares and the shares we are offering.

In addition, we have granted 289,036 options for the purchase of ordinary shares.

Prior to this Registration Statement, we have not registered any shares for sale by security holders under the Securities Act. We have not entered into any registration rights agreement with the selling shareholders, and none of our shareholders is entitled to registration rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On December 29, 2013, Mr. Joshua Herchcovici founded the Company, and we issued 68,818,000, ordinary shares to Mr. Herchcovici, our Chairman of the Board, for cash payment of $20,707. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Herchcovici who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

From January 2013 through March 2014, each of Mr. Herchcovici and Mr. Meir Elishkov, our director, invested $10,211 in the Company as share premium. As part of Mr. Elishkov's investment in the Company, Mr. Herchcovici transferred 31,174,554 ordinary shares of the Company to Mr. Elishkov.

On October 12, 2014, we entered into a Finder's Fee Agreement with Mr. Shay Herchcovici (a/k/a Shay Hershcovich) ("Shay"), who is the son of Mr. Joshua Herchcovici, the Company's Chairman of the Board. According to this agreement, Shay undertook to assist the Company to raise funds, and he will be entitled to a finder's fee of 8% from investments made by parties introduced to the Company by Shay. If the introduction of the investor to the Company is done with Shay collaborating with another intermediary, then Shay will be entitled to a reduced fee of 4% from any investment by such investor in the Company. Shay's agreement does not relate to the sale of ordinary shares of the Company pursuant to this Registration Statement, and Shay is not entitled to receive any commission with regard to the sale of the Company's ordinary shares registered hereunder.

On October 30, 2014, we entered into an agreement with Mr. Joshua Herchcovici in connection with his serving as the Chairman of the Board of the Company, pursuant to which we undertook to pay Mr. Herchcovici, commencing from July 1, 2014, a fee of NIS 10,000, plus VAT, per month for serving as the Chairman of the Board of the Company. In addition, we undertook to pay Mr. Herschcovici a fee of NIS 10,000, plus VAT, for having served as Chairman of the Board of the Company for the period from December 29, 2013 through June 30, 2014.

On October 30, 2014, we entered into an agreement with Mr. Meir Elishkov in connection with his serving as a Director of the Company, pursuant to which we undertook to pay Mr Elishkov, commencing from September 1, 2014, a fee of NIS 5,000, plus VAT, per month for serving as a Director of the Company. In addition, we paid Mr. Elishkov a fee of NIS 20,000, plus VAT, for having served as a Director of the Company for the period from July 1, 2014 through August 31, 2014.

On October 26, 2014, we entered into agreements with each of Mr. Joshua Herchcovici and Mr. Meir Elishkov in connection with the sale of their shares under this registration statement, pursuant to which each of Mr. Herchcovici and Mr. Elishkov undertook not to offer any of his respective shares for resale until the Company has raised at least $1.35 million in gross proceeds from the sale of the Company's shares in this offering.

In November 2014, the Company issued 285,715 ordinary shares to Ori Alperovitz, its former Chief Executive Officer, in exchange for CEO services received by the Company through October 30, 2014.

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Our officers and Directors may be considered promoters of the Registrant due to their participation in and management of the business since its incorporation.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 ordinary shares, without par value, of which 79,873,732 are issued and outstanding.

Registration Number and Purposes of the Company

Our company number with the Israeli Registrar of Companies is 514997741. Our purpose is set forth in Section 3 of our Articles of Association and includes every lawful purpose.

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our Articles of Association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Pursuant to the Israeli Companies Law and our Articles of Association, our board of directors may exercise all powers and take all actions that are not required under law or under our Articles of Association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Our Articles of Association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general or special meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings and profits and an issuance of shares for less than their nominal value, require a resolution of our board of directors and court approval.

Our amended Articles of Association provide that we are authorized to issue one class of equity securities comprised of 300,000,000 ordinary shares with no par value per share. We are also authorized to issue rights, warrants, and options to purchase any class of equity securities.

Ordinary Shares

This offering pertains to our Ordinary Shares. Pursuant to the terms of our Articles of Association, our ordinary shares may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Ordinary shares are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments by the Company once fully paid, and shall not be subject to assessment to pay the debts of the Company. Holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors.

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Holders of ordinary shares will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefore. Upon liquidation or dissolution of, or any distribution of the assets of, the Company, holders of ordinary shares will be entitled to share proportionally in all assets available for distribution.

Transfer of Shares

Our fully paid ordinary shares may be freely transferred under our amended Articles of Association, unless the transfer is restricted or prohibited by another instrument or applicable law. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Dividends

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless such company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, we may only distribute dividends from our profits accrued over the previous two years, as defined in the Israeli Companies Law, according to our then last reviewed or audited financial reports, or we may distribute dividends with court approval. In each case, we are only permitted to pay a dividend if there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Differences in Corporate Law

We are incorporated under the laws of Israel. The laws applicable to Israeli corporations may differ in certain respects from the laws applicable to corporations incorporated in the State of Delaware. Within our discussion below of Israeli corporate law and the rights and obligations as set forth in our Articles of Association, we summarize material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware that result from differences in governing documents and the laws of Israel and Delaware. This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable Israel law and our Articles of Association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Election of Directors

Our ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors described above.

Pursuant to our Articles of Association, other than the external directors, for whom special election requirements apply under the Israeli Companies Law, our directors are elected at a general or special meeting of our shareholders and serve on the board of directors until the end of the next general meeting or they are removed by the majority of our shareholders at a general or special meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israeli Companies Law and our Articles of Association. In addition, our Articles of Association allow our board of directors to appoint directors to fill vacancies on the board of directors to serve until the next general meeting or special meeting, or earlier if required by our Articles of Association or applicable law. External directors are elected for an initial term of three years and may be removed from office pursuant to the terms of the Israeli Companies Law.

Israeli Variance from Delaware: In contrast, Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a “classified” board may not be removed by shareholders without cause. There is no limit to the number of terms a director may serve.

Appointment of Alternate Directors

Pursuant to our Articles of Association, an absent director may appoint, by written notice, an alternate director to attend a board meeting in his place.

Israeli Variance from Delaware : In contrast, a director of a Delaware corporation may not grant a proxy to another person to vote on such director’s behalf at a board meeting.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one quarter of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (1) 5% of our outstanding shares and 1% of our outstanding voting power or (2) 5% of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Furthermore, the Israeli Companies Law require that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

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☐	amendments to our Articles of Association;
☐	appointment or termination of our auditors;
☐	appointment of directors and appointment and dismissal of external directors;
☐	approval of acts and transactions requiring general meeting approval pursuant to the Israeli Companies Law;
☐	director compensation, indemnification and change of the principal executive officer;
☐	increases or reductions of our authorized share capital;
☐	a merger; and
☐	the exercise of our Board of Director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

The Israeli Companies Law does not allow shareholders of publicly traded companies to approve corporate matters by written consent.

Pursuant to our Articles of Association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.

Quorum

The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights.

A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or on a later date if so specified in the summons or notice of the meeting. At the reconvened meeting, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.

Resolutions

Our Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by applicable law.

Israeli law provides that a shareholder of a public company may vote in a meeting and in a class meeting by means of a written ballot in which the shareholder indicates how he or she votes on resolutions relating to the following matters:

☐	an appointment or removal of directors;
☐	an approval of transactions with office holders or interested or related parties;
☐	an approval of a merger or any other matter in respect of which there is a provision in the articles of association providing that decisions of the general meeting may also be passed by written ballot;
☐	authorizing the chairman of the board of directors or his relative to act as our chief executive officer or act with such authority; or authorize our chief executive officer or his relative to act as the chairman of the board of directors or act with such authority; and
☐	other matters which may be prescribed by Israel’s Minister of Justice.

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The provision allowing the vote by written ballot does not apply where the voting power of the controlling shareholder is sufficient to determine the vote.

The Israeli Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in a customary manner, and avoid abusing his or her power. This is required when voting at general meetings on matters such as changes to the articles of association, increasing our registered capital, mergers and approval of related party transactions. A shareholder also has a general duty to refrain from depriving any other shareholder of its rights as a shareholder. In addition, any controlling shareholder, any shareholder who knows that its vote can determine the outcome of a shareholder vote and any shareholder who, under such company’s articles of association, can appoint or prevent the appointment of an office holder, is required to act with fairness towards the company. The Israeli Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract will also apply to a breach of the duty to act with fairness, and, to the best of our knowledge, there is no binding case law that addresses this subject directly.

Under the Israeli Companies Law, unless provided otherwise in a company’s articles of association, a resolution at a shareholders meeting requires approval by a simple majority of the voting rights represented at the meeting, in person, by proxy or written ballot, and voting on the resolution. A resolution for the voluntary winding up of the company requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot and voting on the resolution.

Under the Israeli Companies Law, shareholders are not permitted to take action via written consent in lieu of a meeting.

Israeli Variance from Delaware : In contrast, under Delaware law, unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action to be so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Liquidation

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Access to Corporate Records

Under the Israeli Companies Law, all shareholders of a company generally have the right to review minutes of our general meetings, its shareholders register and principal shareholders register, articles of association, financial statements and any document it is required by law to file publicly with the Israeli Companies Registrar. Any of our shareholders may request access to review any document in our possession that relates to any action or transaction with a related party, interested party or office holder that requires shareholder approval under the Israeli Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise prejudice our interests.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of our shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer except that if the total votes to reject the tender offer represent less than 2% of the company’s issued and outstanding share capital, in the aggregate, approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer). However, a shareholder that had its shares so transferred may petition the court within six months from the date of acceptance of the full tender offer, whether or not such shareholder agreed to the tender or not, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights. If the shareholders who did not accept the tender offer hold 5% or more of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of our issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

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Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law is met. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of 45% or more of the voting rights in the company, if there is no other shareholder of the company who holds 45% or more of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law is met.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to our outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to our outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, a majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, vote against the merger. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

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In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require an amendment to our Articles of Association which requires the prior approval of the holders of a majority of our shares at a general meeting. Shareholders voting in such meeting will be subject to the restrictions provided in the Israeli Companies Law as described above.

Borrowing Powers

Under the Israeli Companies Law, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders or other corporate bodies, including the power to borrow money for company purposes.

Changes in Capital

Any changes to our share capital are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits and, in certain circumstances, an issuance of shares for less than their nominal value, require the approval of both our board of directors and an Israeli court.

We refer you to our Articles of Association which form a part of this registration statement for a more complete description of the rights and liabilities of holders of our securities.

There are 289,036 outstanding options to purchase our ordinary shares.

Non-cumulative Voting

Holders of ordinary shares do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this Registration Statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

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Transfer Agent

We have engaged VStock Transfer, LLC (www.vstocktransfer.com), Telephone: 212-828-8436, to serve as our transfer agent for our ordinary shares.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board or an equivalent quotation service. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations, as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of our ordinary shares or the availability of our ordinary shares for sale will have on the market price of our ordinary shares. Sales of substantial amounts of our ordinary shares in the public market could adversely affect the market prices of our ordinary shares and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 79,873,732 ordinary shares. All of the 30,000,000 newly issued ordinary shares to be registered in this offering and the 20,790,178 issued and outstanding ordinary shares held by the selling stockholders that are to be registered in this offering, as well as the 289,036 ordinary shares to be issued upon exercise of the options held by one of the selling stockholders (assuming the exercise of these options) will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining 59,083,554 ordinary shares to be outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned ordinary shares that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the ordinary shares held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

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A person who is one of our affiliates and who has beneficially owned our ordinary shares that are deemed restricted securities for at least one year would be entitled after such one year holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of ordinary shares then outstanding, which will equal 1,112,763 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to June 30, 2014 included in this prospectus have been audited by Weinberg & Baer LLC as set forth in their report included in this prospectus.

Certain legal matters, including the legality of the securities offered, will be passed upon for us by SRK Kronengold Law Offices.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

FINANCIAL DISCLOSURE

Weinberg &Baer LLC are our auditors. There have not been any disagreements with our auditors on accounting and financial disclosure or any other matter.

Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, all amounts are estimates. All such expenses will be borne by the Registrant.

SEC Registration Fee	$494.37
Legal Fees, Audit Fees, and Expenses	60,000.00
Printing and Edgarization Fees	4,000.00
TOTAL	$64,494.37

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NANO-TEXTILE LTD

(FORMERLY T.A.B ANTI BACTERIAL

TEXTILES LTD)

INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2014

# # # # # # #

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REPORT OF INDEPENDENT AUDITORS

to the Board of Directors and Shareholders of

NANO-TEXTILE LTD (FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Nano Textile Ltd. (formerly T.A.B. Anti-Bacterial Textiles Ltd.)

In our opinion, the accompanying statements of financial position and the related statements of comprehensive loss, changes in shareholders' deficit and cash flows for the six months ended June 30, 2014 present fairly, in all material respects, the financial position of Nano Textile Ltd. (formerly T.A.B. Anti-Bacterial Textiles Ltd.) at June 30, 2014, and the results of its operations and its cash flows for the period ended June 30, 2014 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. These financial statements are the responsibility of the Company's management and Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and Board of Directors, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1b to the financial statements, the Company has not yet generated revenue from its operations. As of June 30, 2014, the Company has incurred cumulative losses. Since the Company expects to continue incurring negative cash flows from operations there is substantial doubt about the Company's ability to continue as a going concern. These financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty

Respectfully submitted,

Weinberg & Baer, LLC

Baltimore, MD

January 19, 2015

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NANO-TEXTILE LTD

(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

INTERIM STATEMENT OF FINANCIAL POSITION

		June 30,
		2014
	Note	US Dollars
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$148,739
Prepaid expenses and receivables	4	31,972
		180,711
NON-CORRENT ASSTES:
Intangible assets	1c, 8	34,872

TOTAL ASSETS		215,583

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts Payables		20,000
		20,000

EQUITY:	6
Common shares no par value:
Authorized: 300,000,000 shares at June 30, 2014 and at March 31, 2014,issued and outstanding: 78,486,929 at June 30, 2014 and 69,093,272 at March 31, 2014	5	327	(*)
Share premium		206,041
Accumulated deficit		(10,785)
		195,583

TOTAL LIABILITIES AND EQUITY		215,583

*Represents par value on shares sold before amendment of the Company charter to no par value.

The accompanying notes are an integral part of the financial statements.

Date of approval of the
financial statements	CEO	CFO

73

NANO-TEXTILE LTD

(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

INTERIM STATEMENT OF COMPREHENSIVE LOSS

		Six months ended June 30,	Three months ended June 30,
		2014	2014
	Note	US Dollars

Research and Development expenses	1c	128	128

General and administrative expenses		11,843	9,336

Operating loss		11,971	9,464

Financing expenses		34	24

Financing income		(1,220)	(1,297)

Net finance income		(1,186)	(1,273)

Loss before income taxes		10,785	8,191

Income taxes	7	-	-

Total comprehensive loss for the period		10,785	8,191

Basic net loss per share attributable to ordinary equity holders		0.00015	0.000109

The accompanying notes are an integral part of the financial statements.

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NANO-TEXTILE LTD

(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

INTERIM STATEMENT OF CHANGES IN EQUITY

	Common Stock			Share	Accumulated
	Shares	Amount		Premium	deficit	Total
		US Dollars

Share issuances	77,626,704	323	(*)	206,045	-	206,368

Share based payments	860,225	4		(4)	-	-

Comprehensive loss for the period	-	-		-	(10,785)	(10,785)

Balance as of June 30, 2014	78,486,929	327		206,041	(10,785)	195,583

(*) Net of issuance expenses in the amount of $39,652.

The accompanying notes are an integral part of the financial statements.

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NANO-TEXTILE LTD

(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

INTERIM STATEMENT OF CASH FLOWS

		Six months ended June 30,	Three months ended June 30,
		2014	2014
	Note	US Dollars	US Dollars
CASH FLOWS FROM OPERATING ACTIVITIES:

Loss for the period		(10,785)	(8,191)

Adjustments to reconcile loss to net cash flows:
Amortization of intangible assets		128	128
			-
Increase in prepaid expenses and receivables		(31,972)	(28,966)

Net cash provided by (used in) operating activities		(42,629)	(37,029)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment on account of intangibles assets		(15,000)	-

Net cash used in investing activities		(15,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock issued for cash		206,368	179,984

Net cash provided by financing activities		206,368	179,984

Increase in cash and cash equivalents		148,739	142,955
Cash and cash equivalents at the beginning of the period		-	5,784
Cash and cash equivalents at the end of the period		148,739	148,739

Non cash information

Intangible assets purchased on credit		20,000	20,000

The accompanying notes are an integral part of the financial statements.

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

NOTE 1:-	CORPORATE INFORMATION

a.	Nano-Textile Ltd. (formerly T.A.B Anti Bacterial Textiles Ltd.) (the Company) was incorporated in the State of Israel, on December 29, 2013. The Company engages in the development and production of anti-bacterial textile products. On September 21, 2014, the General Meeting of the Company decided to change the Company's name to Nano-Textile Ltd. The change was subject to the approval of the Companies Register in the Israeli Ministry of Justice which was received on January 15, 2015.

b.	The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of June 30, 2014, the Company has not yet generated revenue from its operations, had approximately $149,000 in cash and cash equivalents, approximately $140,000 in positive working capital, a stockholders’ equity of approximately $175,000, and an accumulated deficit of approximately $11,000. Management anticipates that their business will require substantial additional investments that have not yet been secured. The Company anticipates that the existing cash will not be sufficient to continue its planned operations through the next 12 months. Management is continuing in the process of fund raising in the private and public equity markets as the Company will need to finance future activities and general and administrative expenses. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing as may be required and ultimately to attain profitability.

c.	On June 10, 2014, the Company entered into a patent licensing agreement with Bar Ilan Research and Development Ltd. ("BIRAD") and acquired the right to develop, manufacture, use, offer for sale, and sell in Europe, Asia, South America and Australia bed linen, drapery, upholstery, home textile and/or clothing produced through exploitation of the Patent Rights (the "Territory"). The Patent Rights protect a unique anti-bacterial textile manufacturing process that is owned by Bar-Ilan University.

Under the License Agreement, the company is required to pay BIRAD the following fees and royalties:

a.	A non-refundable license issuance fee of $35,000.

b.	An annual license maintenance fee of $20,000 per year commencing from the first anniversary of the signing of the License Agreement. The annual license maintenance fee is creditable against any royalty amounts payable with respect to products sold in the same calendar year that the annual license maintenance fee was due.

c.	A royalty of 3% of the company's sales of products making use of the Patent Rights.

The License Agreement sets certain development milestones with which the company must comply. In the event the company fail to meet any of the development milestones without providing BIRAD with a reasonable plan for promptly achieving a reasonable extended and/or amended milestone, then BIRAD may terminate the License Agreement.

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

In addition, BIRAD has provided the company with a side letter in which BIRAD informed the company that BIRAD has granted to a third party an option to obtain an exclusive license to the Patent Rights for the field of disposable anti-bacterial textiles for medical treatment and/or personal hygiene, i.e., bandages (the "Additional Field"). In the event such third party does not exercise its option, then BIRAD will inform the company of this fact and grant us thirty days to inform BIRAD of our interest in expanding our license to include the Additional Field. The company shall then have 60 days to negotiate the inclusion of the Additional Field into the company's license to the Patent Rights.

The License Agreement will remain in effect until the later of: (a) the expiration of the last to expire Patent Rights; or (b) 15 years have passed from the date of the first commercial sale, unless the License Agreement is earlier terminated by one of the parties, according to the terms of the License Agreement. The termination rights include, but are not limited, the company's right to terminate upon 60-days’ prior written notice, BIRAD's right to terminate if the company become insolvent or bankruptcy proceedings are initiated against the company, and BIRAD's right to terminate upon our default in the performance of any material obligation and our failure to cure such default within 30 days of written notice of such default.

Based on IAS-38 "Intangible Assets" the Company had capitalized the non refundable license issuance fee of $35,000 as an intangible asset, and estimated its useful economic life at 15 years from the date of the licensing agreement (June 10, 2014). Development costs relating to the license are expensed as incurred until such time when the Company can demonstrate technical and commercial feasibility of the asset for sale or use

NOTE 2:-	BASIS OF PREPARATION

a.	Basis of preparation:

The interim financial statements of the company have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the international Accounting Standards Board.

b.	Basis of measurement:

The interim financial statements have been prepared on the historical cost basis except for financial instruments at fair value through profit or loss or share premium, as relevant, that are stated at fair value.

c.	Functional and presentational currency:

The interim financial statements are presented in U.S. dollar that is the functional currency of the Company. The dollar is the currency that represents the economic environment in which the Company operates and intends to operate. The Company's transactions and balances denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been re-measured to dollars. All transaction gains and losses from re-measurement of monetary assets and liabilities denominated in non-dollar currencies are reflected in the statements of comprehensive income as financial income or expenses, as appropriate.

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

d.	Use of estimates and judgments:

The preparation of financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Upon formulation of accounting estimates used in preparation of the Company's financial statements, management is required to make assumptions in regard to the circumstances and events that are significantly uncertain. Management arrives at these decisions based on prior experiences, various facts, external items and reasonable assumptions in accordance with the circumstances related to each assumption. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

NOTE 3:-	SIGNIFICANT ACCOUNTING POLICIES

a.	Cash and cash equivalents:

Cash and cash equivalents comprise cash balances and call deposits with maturities of three months or less from the acquisition date that are subject to an insignificant risk of changes in their fair value, and are used by the company in the management of its short-term commitments.

b.	Intangible assets:

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses. Internally generated intangibles, excluding capitalized development costs, are not capitalized and the related expenditure is reflected in profit or loss in the period in which the expenditure is incurred.

The useful lives of intangible assets are assessed as either finite or indefinite.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates.

The amortization expense on intangible assets with finite lives is recognized in the statement of comprehensive loss as the expense category that is consistent with the function of the intangible assets.

79

NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, either individually or at the cash-generating unit level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable If not, the change in useful life from indefinite to finite is made on a prospective basis.

Gains or losses arising from de-recognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the statement of profit or loss when the asset is derecognized.

Research and development costs

Research costs are expensed as incurred. Development expenditures on an individual project are recognized as an intangible asset when the c can demonstrate:

-	The technical feasibility of completing the intangible asset so that the asset will be available for use or sale
-	Its intention to complete and its ability to use or sell the asset
-	How the asset will generate future economic benefits
-	The availability of resources to complete the asset
-	The ability to measure reliably the expenditure during development
-	The ability to use the intangible asset generated

Following initial recognition of the development expenditure as an asset, the asset is carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of expected future benefit. Amortization is recorded in cost of sales During the period of development, the asset is tested for impairment annually.

At each balance sheet date, the Company reviews whether any events have occurred or changes in circumstances have taken place, which might indicate that there has been an impairment of the intangible assets. When such indicators of impairment are present, the Company evaluates whether the carrying value of the intangible asset in the Company's accounts can be recovered from the cash flows anticipated from that asset, and, if necessary, records an impairment provision up to the amount needed to adjust the carrying amount to the recoverable amount.

c.	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of ordinary shares are recognized as a deduction from equity, net of any tax effects.

d.	Basic and Diluted loss per Share:

Basic loss per share is computed based on the weighted average number of common shares outstanding during each period. Diluted loss per share is computed based on the weighted average number of common shares outstanding during each period, plus dilutive potential common shares considered outstanding during the period.

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

e.	Share-based payments

Suppliers of the company receive remuneration in the form of share-based payments, whereby suppliers render services as consideration for equity instruments (equity-settled transactions).

Equity-settled transactions

The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using an appropriate valuation model.

That cost is recognized, together with a corresponding increase in other capital reserves in equity, over the period in which the performance and/or service conditions are fulfilled in employee benefits expense. The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the company’s best estimate of the number of equity instruments that will ultimately vest. The statement of profit or loss expense or credit for a period represents the movement in cumulative expense recognized as at the beginning and end of that period and is recognized in employee benefits expense.

No expense is recognized for awards that do not ultimately vest, except for equity-settled transactions for which vesting is conditional upon a market or non-vesting condition. These are treated as vesting irrespective of whether or not the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.

When the terms of an equity-settled award are modified, the minimum expense recognized is the expense had the terms had not been modified, if the original terms of the award are met. An additional expense is recognized for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee as measured at the date of modification.

f.	Financial instruments:

(i) Non-derivative financial

The Company initially recognizes loans and receivables on the date that they are originated. All other financial assets (including assets designated as at fair value through profit or loss) are recognized initially on the trade date, which is the date that the company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in such transferred financial assets that is created or retained by the Company is recognized as separate asset or liability.

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

The Company classified non-derivative financial assets into the following categories: Financial assets at fair value, through profit or loss, held-to-maturity financial assets, loans and receivables, and available-for-sale financial assets.

Financial assets at fair value through profit or loss:

A financial asset is classified as at fair value through profit or loss if it is classified as held for trading or is designated as such on initial recognition Financial assets are designated as at fair value through profit or loss if the company manages such investments and makes purchase and sale decisions based on their fair value in accordance with the company's documented risk management or investment strategy. Attributable transaction costs are recognized in profit or loss as incurred. Financial assets at fair value through profit or loss are measured at fair value and changes therein, which takes into account any dividend income, are recognized in profit or loss.

Financial assets designated as at fair value through profit or loss comprise equity securities that otherwise would have been classified as available for sale.

Loans and receivables:

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses. Loans and receivables comprise cash and cash equivalents, and trade and other receivables. The carrying amount of short-term loans and receivables approximates fair value due to the short-term period.

(ii) Non-derivative financial liabilities

The company initially recognizes debt securities issued and subordinated liabilities on the date that they are originated. All other financial liabilities (including liabilities designated as at fair value through profit or loss) are recognized initially on the trade date, which is the date that the company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

The Company classifies non-derivative financial liabilities into the other financial liabilities category. Such financial liabilities are recognized initially at fair value less any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest method.

Other financial liabilities comprise loans and borrowings, bank overdrafts, and trade and other payables.

82

NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

g.	Taxes:

Tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that they relate to a business combination, or items recognized directly in equity or in other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. Current tax payable also includes any tax liability arising from the declaration of dividends.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred tax is not recognized for:

-	Temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

-	Temporary differences related to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future; and

-	Taxable temporary differences arising on the initial recognition of goodwill Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same Tax Authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

h.	Statement of cash flows:

The statement of cash flows from current operations is presented using the indirect method, whereby interest amounts paid and received by the Company are included in the cash flows in current operations.

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

i.	Fair value measurement:

The Company measures financial instruments, such as, derivatives, and non-financial assets such as investment properties, at fair value at each balance sheet date. Also, fair values of financial instruments measured at amortized cost are disclosed in Note 11.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

1. In the principal market for the asset or liability, or

2. In the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible to by the Company. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interests.

A fair value measurement of a non-financial asset takes into account a market participant's ability to generate that would use the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the value measurement as a whole:

1.	Level 1 — Quoted (unadjusted) market prices in active markets for identical assets liabilities.
2.	Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value.
3.	Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

For assets and liabilities that are recognized in the financial statements on a recurring basis, the Company determines whether transfers have occurred between Levels in the hierarchy by re-assessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

j.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, short-term deposits and trade receivables.

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

k.	New Amendments and Interpretations not yet adopted:

IFRS 9, as issued, reflects the first phase of the IASB’s work on the replacement of IAS 39 and applies to classification and measurement of financial assets and financial liabilities as defined in IAS 39. The standard was initially effective for annual periods beginning on or after 1 January 2013, but Amendments to IFRS 9 Mandatory Effective Date of IFRS 9 and Transition Disclosures, issued in December 2011, moved the mandatory effective date to 1 January 2015. In subsequent phases, the IASB is addressing hedge accounting and impairment of financial assets. The adoption of the first phase of IFRS 9 will have an effect on the classification and measurement of the Company’s financial assets, but will not have an impact on classification and measurements of the Company’s financial liabilities. The Company will quantify the effect in conjunction with the other phases, when the final standard including all phases is issued.

NOTE 4:-	PREPAID EXPENSES AND RECEIVABLES

June 30,
2014
US Dollars

Governmental institution – local (VAT)	8,213
Other receivables and prepaid expenses	23,759

31,972

NOTE 5:-	RELATED PARTIES

Upon incorporation, the Company issued to its founder 68,818,000 shares (1,000 shares pre-stock split at $0.32 par value) for total consideration of $20,707.

Commencing from July 1, 2014, Mr. Joshua Herschcovici is entitled to NIS 10,000, plus VAT, per month for serving as the Chairman of the Board of the Company. In addition, the Company paid Mr. Herschcovici a fee of NIS 10,000, plus VAT, for having served as Chairman of the Board of the Company for the period from December 29, 2013 through June 30, 2014.

Commencing from September 1, 2014, Mr. Meir Elishkov is entitled to NIS 5,000, plus VAT, per month for serving as a Director of the Company. In addition, the Company paid Mr. Elishkov a fee of NIS 20,000, plus VAT, for having served as a Director of the Company for the period from July 1, 2014 through August 31, 2014.

In November 2014, the Company issued 285,715 ordinary shares to its former Chief Executive Officer, in exchange for CEO services received by October 30, 2014.

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

NOTE 6:-	SHARE CAPITAL

A Company share grants to its holder the right to receive an invitation to the general meetings, to participate and to vote in the general meetings, the rights to receive dividends, the rights to appoint directors and rights to net assets upon dissolution.

On September 11, 2014, the Company amended and restated its Articles of Association to remove the par value from the shares, so that all shares will be without par value, to increase the authorized capital of the company from 100,000 shares to 300,000,000 shares, and to perform a stock split of the outstanding shares in the ratio of 1 to 68,818.

As a result of the stock split, every ordinary share of the Company’s outstanding ordinary shares prior to the effect of that amendment was split and reclassified into 68,818 ordinary shares of the Company, and the number of outstanding ordinary shares of the Company was increased from 1,156.5 to 79,588,017 shares.

All share, stock option and per share information in these financial statements have been restated to reflect the stock split on a retroactive basis.

The effect of the removal of the par value of the shares based on the September 11, 2014 amendment will be reflected in the Company's quarterly financial statements as of September 30, 2014.

Upon incorporation, the Company issued to its founder 68,818,000 shares (1,000 shares pre-stock split at $0.32 par value) for total consideration of $20,707.

During the first and second quarters of 2014, the Company signed several investing agreements according to which the Company issued 4,817,260 ordinary shares of the Company for total consideration of $100,000 in cash. According to the agreements, the shares do not grant the investor the right to appoint directors or to otherwise intervene in the management of the company.

During the first and second quarters of 2014, the Company signed several investing agreements according to which the Company issued 3,991,444 ordinary shares of the Company for total consideration of $106,000 in cash. According to the agreements, the shares do not grant the investor the right to appoint directors or to otherwise actively intervene in the management of the company.

Share based payments

During the first and second quarters of 2014, the Company signed several share based payments agreements according to which the Company issued 860,225 ordinary shares of the Company to consultants for raising capital. The shares were valued at $18,761 based on the price of recent shares sold. The value of the shares was offset against share premium.

On May 12, 2014, the Company signed an agreement with a consultant according to which the consultant would provide fund raising services. Based on the agreement, the Company issued the consultant 289,036 options on Company's shares. The Company evaluated the Value of the 289,036 options on shares at $7,502. The value of the options was offset against share premium.

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

A summary of the status of the stock options granted to non-employees as of June 30, 2014:

	Number of Options	Weighted Average Exercise Price
	2014	2014

Outstanding at January 1, 2014	-	-
Granted during the period	289,036	0.026
Outstanding at June 30, 2014	289,036	0.026

Number of options exercisable at June 30, 2014	289,036

NOTE 7:-	TAXES ON INCOME

a.	Israeli taxation

The Company is subjected to Israeli income tax laws. The corporate income tax rate for 2014 and onwards is 26.5%.

b.	Deferred taxes:

The Company has estimated tax losses of $11,270 as of June 30, 2014. Deferred tax assets, tax credits and deductible temporary differences, have not been recognized, since there is uncertainty that future taxable profits will be available against which, they can be utilized.

NOTE 8:-	INTANGIBLE ASSETS

a.	Composition

License fee
US Dollars
Cost:
Balance as of January 1, 2014	-
Additions during the period	35,000
Balance as of June 30, 2014	35,000

Accumulated amortization:
Balance as of January 1, 2014	-
Additions during the period	128
Balance as of June 30, 2014	128

Net book value as of June 30, 2014	34,872

Intangible assets are comprised of license fees (see note 1c) and are amortized using the straight-line method over the useful life of 15 years.

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

NOTE 9:-	EARNING PER SHARE

Basic loss per share is computed by dividing the Company's loss by the weighted average number of Ordinary Shares outstanding during the period. The options of the Company in the reporting periods were not taken into account in the computation of diluted loss per share, since the effect of these potential Ordinary Shares is anti-dilutive. Therefore, the diluted loss per share is identical to the basic loss per share.

Set forth below is data taken into account in the computation of loss per share:

	June 30, 2014	March 31, 2014
	US Dollars	US Dollars
Loss as reported in the financial statements	10,785	8,191

Weighted average number of shares outstanding during the period	71,877,534	74,915,657

Basic and diluted loss per share	0.00015	0.000109

NOTE 10:-	FINANCING INCOME

	Six months ended June June 30, 2014	Three months ended June 30, 2014
	US Dollars	US Dollars

exchange rate differences	1,220	1,297
	1,220	1,297

NOTE 11:-	FINANCIAL INSTRUMENTS AND MANAGEMENT OF FINANCIAL RISKS

a.	Classification of financial assets and financial liabilities

Below is the classification of financial assets and financial liabilities in the Interim Statement of Financial Position:

June 30,
2014
US Dollars

Financial assets
Cash and cash equivalents	148,739
Prepaid expenses and receivables	31,972
180,711
Financial liabilities
Accounts Payables	20,000
20,000

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

b.	Financial risk factors

The Company's activities expose it to a variety of financial risks: market risk (including foreign exchange risk), credit and interest risks and liquidity risk. The Company's overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Company's financial performance.

Risk management is performed by the Company's Board of Directors, who identifies and evaluates financial risks in close cooperation with the Company's Chief Executive Officer. The Company's Chief Executive Officers responsible for carrying out risk management activities in accordance with guidelines of the Board of Directors. The Board of Directors provides guidelines for overall risk management, as well as policies dealing with specific areas (if relevant), such as exchange rate risk, interest rate risk, credit risk, use of financial instruments, and investment of excess cash. In order to minimize the risk exposure to market risk and credit risk the Company invested the majority of its cash balances in highly-rated bank deposits with maturity of less than a year.

1. Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash and the availability of funding through an adequate amount of committed credit facilities. Management monitors rolling forecasts of the Company's liquidity reserve (comprising cash and cash equivalents and deposits). This is generally carried out based on the expected cash flows in accordance with practice and limits set by the management of the Company.

The Company is in the research and development stage and has not yet generated any revenue from sales of its product candidates. The Company is therefore exposed to liquidity risk, taking into consideration the forecasts of cash flows required to finance its investments and other activities.

2. Market risk

Foreign exchange risk - The Company might be exposed to foreign exchange risk as a result of making payments to employees or service providers and investing in currencies other than the U.S. dollars - mostly in New Israeli Shekel.

3. Credit risk

The Company's credit risk arises from cash and cash equivalents, bank deposits and unpaid receivable balances. Cash and cash equivalent balances of the company are deposited in an Israeli banking corporation. The Company management is of the opinion that there is insignificant credit risk regarding these amounts.

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NANO-TEXTILE LTD
(FORMERLY T.A.B ANTI BACTERIAL TEXTILES LTD)

NOTES TO INTERIM FINANCIAL STATEMENTS

c.	Linkage term of financial liabilities by categories of financial instruments in accordance with IAS 39:

	Linked to NIS	Total
June 30, 2014
Financial liabilities in depreciated cost	20,000	20,000
	20,000	20,000

NOTE 12:	SUBSEQUENT EVENTS

In November 2014, the Company issued 285,715 ordinary shares to its former Chief Executive Officer, in exchange for CEO services received by October 30, 2014.

On July 25, 2014, the Company signed an investment agreement with an existing shareholder, according to which the Company issued 1,101,088 ordinary shares of the Company for total consideration of $29,000 in cash. According to the agreement, the shares do not grant the investor the right to appoint directors or to otherwise intervene in the management of the company.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

An Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided that a provision authorizing such indemnification is inserted in its articles of association. Our Articles of Association contain such a provision. An undertaking provided in advance by an Israeli company to indemnify an office holder with respect to a financial liability imposed on him or her in favor of another person pursuant to a judgment, settlement or arbitrator’s award approved by a court must be limited to events which in the opinion of the board of directors can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or a criteria determined by the board of directors as reasonable under the circumstances, and such undertaking must detail the abovementioned events and amount or criteria.

In addition, a company may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and

•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for a crime that does not require proof of criminal intent.

An Israeli company may insure a director or officer against the following liabilities incurred for acts performed as a director or officer:

•	a breach of duty of care to the company or to a third party, including a breach arising out of the negligent conduct of an office holder;
•	a breach of duty of loyalty to the company, provided the director or officer acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and
•	financial liabilities imposed on the office holder for the benefit of a third party.

An Israeli company may not indemnify or insure an office holder against any of the following:

•	a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;
•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;
•	an act or omission committed with intent to derive illegal personal benefit; or
•	a fine levied against the office holder.

Under the Israeli Companies Law, indemnification and insurance of office holders must be approved by a company's audit committee and its board of directors, and, in respect of directors, by a company's shareholders. In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

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Recent Sales of Unregistered Securities

On December 29, 2013, we issued 68,818,000 ordinary shares to Mr. Herchcovici, our Chairman of the Board, for cash payment to us of $20,707. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Herchcovici, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

From January 2013 through March 2014, each of Mr. Herchcovici and Mr. Meir Elishkov, our director, invested $10,211 in the Company as share premium. As part of Mr. Elishkov's investment in the Company, Mr. Herchcovici transferred 31,174,554 ordinary shares of the Company to Mr. Elishkov.

From March 2014 through July 2014, we issued 9,909,792 ordinary shares to 19 investors in a series of private placement transactions made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The consideration paid for such shares ranged from $0.02 per share to $0.0285 per share, amounting in the aggregate to $236,073. Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the units and the date of the execution and delivery of the subscription agreement for such units, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

In November 2014, we issued 285,715 ordinary shares to Mr. Ori Alperovitz, our former Chief Executive Officer as part his executive compensation.

In May 2014, we issued 722,589 ordinary shares to Mr. Guy Hazan in consideration for business development services provided by Mr. Hazan to the Company.

In July 2014, we issued 137,636 ordinary shares to Mr. Tsvi Netser in consideration for business development services provided by Mr. Netser to the Company.

In July 2014, we issued to Mr. Danny Zadok 289,036 options for the purchase of 289,036 ordinary shares at an exercise price of $0.026 per share in consideration for business development services provided by Mr. Zadok to the Company.

All of the aforementioned issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act or Regulation S promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with any of these sales.

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Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1*	Amended Articles of Association of Registrant

5.1*	Opinion of SRK Kronengold Law Offices regarding the legality of the securities being registered

10.1*	License Agreement with Bar Ilan Research and Development Company Ltd. dated June 10, 2014

10.2*	Side Letter with Bar Ilan Research and Development Company Ltd. dated June 10, 2014

10.3*	Employment Agreement with Erez Ovdat dated November 25, 2014

10.4*	Services Agreement with Shlomo Zakai dated October 2, 2014

10.5*	Services Agreement with Joshua Herchcovici dated October 30, 2014

10.6*	Services Agreement with Meir Elishkov dated October 30, 2014

10.9*	Finder's Fee Agreement with Shay Herchcovici dated October 12, 2014

10.10	Form of Subscription Agreement

23.1	Consent of Weinberg & Baer LLC.

23.2*	Consent of Legal Counsel (incorporated in Exhibit 5.1)

24.1*	Power of Attorney (contained on the signature page of the registration statement)

* Previously filed

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Undertakings

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form F-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nahariya, Israel on March 11, 2015.

NANO-TEXTILES LTD.
(Registrant)
By: /s/ Erez Ovdat
Erez Ovdat
Chief Executive Officer
(Principal Executive Officer)

By: /s/ Shlomo Zakai
Shlomo Zakai
Chief Financial Officer
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	NAME	TITLE

/s/ EREZ OVDAT	Erez Ovdat	Chief Executive Officer (Principal Executive Officer)

/s/ SHLOMO ZAKAI	Shlomo Zakai	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JOSHUA HERCHCOVICI	Joshua Herchcovici	Director

/s/ MEIR ELISHKOV	Meir Elishkov	Director

/s/ ISAAC MULLER	Isaac Muller	Vcorp Agent Services, Inc., Authorized U.S. Representative

96